UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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HOLOGIC, INC.

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Notice of Annual Meeting of Stockholders and Proxy Statement

Wednesday, March 8, 2017
8:00 a.m. Eastern Time

January 20, 2017

Dear Fellow Stockholders:

As we approach Hologic’s 2017 Annual Meeting of Stockholders, I’d like to update you on the significant progress we’ve made in our shared journey from turnaround story to sustainable growth company. This progress can be seen clearly in our financial results.

In fiscal 2016, our total revenues were $2.833 billion, an increase of 4.7%, or 5.4% in constant currency. Our Surgical and Breast Health divisions led the way by posting strong growth, especially in the United States, where our commercial execution was outstanding. We also enhanced the profitability of our Company, as gross, operating and net margins all improved. As a result, earnings per share increased by 158% on a GAAP basis, much faster than sales growth. We also generated operating cash flows of $787 million, far greater than net income. This healthy cash generation enabled us to reduce total debt by $267 million, consistent with our long-term goal to strengthen our balance sheet.

While we were very focused on short-term execution in fiscal 2016, we also laid the foundations for long-term, sustainable growth. We increased our investment in research and development, and are beginning to see the fruits of our labor as new products are launching around the world. We are particularly proud of the rapid development of a Zika virus screening and diagnostic assay during 2016. We also strengthened our sales and marketing capabilities outside of the United States, where we see tremendous potential for future growth.

Underlying our financial results are our employees, who are motivated and inspired by the knowledge that we are enabling healthier lives, everywhere, every day. We know that tens of millions of times a year, healthcare professionals use our products to detect breast cancer, cervical cancer and infectious diseases early, when patient outcomes are best. Our employees around the world wake up every day knowing that the stronger we become as a company, the more lives we can positively impact – and this is a very rewarding feeling.

I’d like to thank those employees, as well as our board of directors, for their dedication and contributions throughout fiscal 2016. And I’d like to acknowledge our stockholders for their ongoing interest and support as we build a sustainable growth company. We look forward to hearing from you at our Annual Meeting and throughout the year.

Sincerely,

Steve MacMillan

Chairman, President and Chief Executive Officer

Notice of Annual Meeting of Stockholders

Wednesday, March 8, 2017

8:00 a.m. Eastern Time

250 Campus Drive, Marlborough, Massachusetts 01752

To our Stockholders:

The Annual Meeting of Stockholders of Hologic, Inc., a Delaware corporation (“Hologic” or the “Company”), will be held on March 8, 2017 at 8:00 a.m., Eastern Time, at the offices of the Company, 250 Campus Drive, Marlborough, Massachusetts 01752 for the following purposes:

1.	To consider and act upon the election of the eight (8) nominees identified in the accompanying proxy statement to serve as directors for the ensuing year (Proposal No. 1);

2.	To conduct an advisory vote to approve our executive compensation (Proposal No. 2);

3.	To conduct an advisory vote on the frequency of future advisory votes to approve our executive compensation (Proposal No. 3);

4.	To approve an amendment to the Company’s Bylaws to implement majority voting in uncontested director elections (Proposal No. 4);

5.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2017 (Proposal No. 5); and

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Our Board of Directors has fixed the close of business on January 9, 2017 as the record date. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the meeting. Stockholders who plan to attend the meeting must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. If your shares are held in the name of a bank, broker or other holder of record, please also bring to the Annual Meeting your bank or brokerage statement evidencing your beneficial ownership of Hologic stock to gain admission to the meeting. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.

We are pleased to continue utilizing the Securities and Exchange Commission (“SEC”) rules that allow issuers to furnish proxy materials to their stockholders on the internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about January 20, 2017, we will mail to our stockholders of record as of January 9, 2017 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K.

Our Board of Directors appreciates and encourages stockholder participation in the Company’s affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented.

January 20, 2017

By order of the Board of Directors

Patricia K. Dolan

Vice President and Corporate Secretary

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 8, 2017: The Proxy Statement, the Hologic Annual Report on Form 10-K for the fiscal year ended September 24, 2016 and the Proxy Card are available at www.proxyvote.com.

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PROXY STATEMENT SUMMARY

Your Vote is Important

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement and the Company’s Annual Report on Form 10-K before casting your vote. References to “Hologic,” the “Company,” “we,” “us” or “our” refer to Hologic, Inc.

2017 Annual Meeting of Stockholders
Time and Date:	8:00 a.m. Eastern Time, Wednesday, March 8, 2017
Place:	Hologic, Inc., 250 Campus Drive, Marlborough, MA
Record Date:	January 9, 2017
Attendance:	All stockholders may attend the meeting. Stockholders who plan to attend the meeting must present a valid government-issued picture identification such as a driver’s license or passport. Stockholders of record will be verified against an official list available at the registration area. If your shares are held in the name of a bank, broker or other holder of record, please also bring your bank or brokerage statement evidencing your beneficial ownership of Hologic stock to gain admission. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.
Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each of the proposals presented at the meeting.

Vote by Internet	Vote by Telephone	Vote by Mail	Vote in Person

Go to www.proxyvote.com and enter the 12-digit control number provided on your proxy card or voting instruction form.	Call 800-690-6903 or the number on your proxy card or voting instruction form. You will need the 12-digit control number provided on your proxy card or voting instruction form.	Complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.	See the instructions above regarding attendance at the Annual Meeting.

Meeting Agenda and Voting Recommendations

Proposal	Board Recommendation	Page
Election of Eight Directors	FOR	16
Say-on-Pay: Advisory Vote to Approve Executive Compensation	FOR	46
Say-on-Frequency: Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation	ANNUALLY	47
Amendment to Hologic’s Fifth Amended and Restated Bylaws to Implement Majority Voting	FOR	48
Ratification of the Appointment of Ernst & Young LLP for fiscal 2017	FOR	50

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Director Nominees

Nominee and Principal Occupation	Age	Director Since	Independent	Current Committee Membership
Christopher J. Coughlin Former Executive Vice President and CFO Tyco International	64	2016		•	Audit and Finance (chair)
Sally W. Crawford Former Chief Operating Officer Healthsource, Inc.	63	2007		•	Compensation (chair)
Scott T. Garrett Senior Operating Partner Water Street Healthcare Partners	67	2013		• •	Compensation Nominating and Corporate Governance
Lawrence M. Levy Former Partner Brown Rudnick LLP	78	2005		•	Nominating and Corporate Governance
Stephen P. MacMillan Chairman, President and CEO Hologic, Inc.	53	2013		•	N/A
Christiana Stamoulis CFO and Head of Corporate Development Unum Therapeutics	46	2011		•	Audit and Finance
Elaine S. Ullian Former President and CEO Boston Medical Center	69	2007		•	Lead Independent Director
				•	Compensation
				•	Nominating and Corporate Governance (chair)
Amy M. Wendell Former Senior Vice President, Strategy & BD&L Covidien plc	56	2016		•	Audit and Finance

Business and Financial Highlights

As a leading global healthcare and diagnostics company, we strive to make advances towards greater certainty for our customers by providing them with cutting-edge technology that makes a real difference, enabling healthier lives, everywhere, every day.

Our market-leading products include our innovative Genius™ 3D MAMMOGRAPHY™ technology, our Affirm™ prone biopsy system, our ThinPrep ® pap test, our Aptima ® infectious disease tests, our NovaSure ® device for endometrial ablation and the Procleix ® family of blood screening assays and instruments, which are marketed and sold worldwide by Grifols S.A. Our products are focused on early detection and intervention, and we enjoy a strong position in women’s health.

The past three years have been transformative ones for the Company. Under the guidance of a highly-engaged senior management team, all of whom joined the Company in fiscal 2014 or later, we continue our transition from turnaround mode to a sustainable growth company. The Company’s strong financial results in fiscal 2016 reflect the progress we have made. Improved commercial execution generated consistent growth across our three primary areas of the business – diagnostics, breast health and GYN surgical.

Full-year GAAP revenue increased 4.7%, despite the negative impact of foreign currency

GAAP diluted EPS improved 158%

Debt declined primarily as a result of the repurchase of $274 million principal amount of convertible notes

Return on invested capital significantly improved

The price per share of our common stock has increased 83.9% since the end of fiscal 2013

Looking ahead, we are focused on sustainable, long-term revenue growth, and believe we have significant opportunities ahead of us.

Two of the important products that drove growth in 2016 – Genius 3D MAMMOGRAPHY™ and the fully automated Panther™ system in molecular diagnostics – are still early in their growth cycles

We have a largely untapped international opportunity, as only approximately 20% of our sales were generated outside of the United States in fiscal 2016

We are committed to developing a robust research and development pipeline in each area of our business

Multiple opportunities to increase operational efficiency, reduce debt and lower our tax rate should enable us to continue to grow earnings even faster than sales

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Corporate Governance Highlights

Hologic is committed to good corporate governance, which we believe will help us to sustain our success and build long-term stockholder value. In fiscal 2016, we continued to improve our corporate governance structure, focusing on the following:

Board Assessment, Composition and Structure

Our Nominating and Corporate Governance Committee is continually evaluating our Board composition. In 2015, our Nominating and Corporate Governance Committee led a Board assessment which included a Board peer review, managed by our general counsel. In 2016, the Nominating and Governance Committee continued to spearhead the assessment process by leading a facilitated discussion to evaluate the functioning and composition of the Board and its committees. As a part of this discussion, the Board also assessed the efficacy of having a Lead Independent Director and a combined Chairman/CEO. The Board affirmed its June 2015 decision to combine the Chairman and CEO roles and to appoint a Lead Independent Director.

Our Board continues to evolve. Two of our long-tenured directors did not stand for re-election at our 2016 Annual Meeting, and, at that meeting, stockholders elected a new director, Christopher J. Coughlin. In addition, the day after the 2016 Annual Meeting, Jonathan Christodoro and Samuel Merksamer resigned from our Board. Messrs. Christodoro and Merksamer were originally appointed to the Board pursuant to the Nomination and Standstill Agreement, dated December 8, 2013 (the “Standstill Agreement”), by and among the Company and Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, Icahn Partners LP, Icahn Onshore LP, Icahn Offshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings LP, Icahn Enterprises G.P. Inc., Beckton Corp., High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Carl C. Icahn, Jonathan Christodoro and Samuel Merksamer (collectively, the “Icahn Group”). Following the resignations of Messrs. Christodoro and Merksamer (each, an “Icahn Designee”) from our Board, we received written notice from the Icahn Group irrevocably waiving any right to designate a replacement for any Icahn Designee under the Standstill Agreement, and, accordingly, that the standstill period ended as of the date of the notice. Continuing the refreshment process, in December 2016, our Board appointed a new director, Amy M. Wendell, who is standing for election at this Annual Meeting. Additionally, our longest-tenured director, Nancy L. Leaming, decided not to stand for re-election at this meeting. Her decision not to stand for re-election did not involve any disagreement with any Board member or with management.

Effective in 2016, the Board restructured its committees, disbanding the Corporate Development Committee, expanding the role of the Audit Committee to assume some of the responsibilities of the Corporate Development Committee, and renaming the Audit Committee as the Audit and Finance Committee. The Board, at the recommendation of the Nominating and Corporate Governance Committee, also reduced the size of each committee to three or four members.

Risk Management Process

Our general counsel led an initiative in 2015 to strengthen the Company’s risk management process, resulting in a comprehensive but targeted enterprise risk management report to the Board. In 2016, our general counsel continued to strengthen the process, refining the risks and mitigating actions.

Additionally, the Compensation Committee worked with Mr. MacMillan to align the executive leadership team’s individual performance objectives with the top three risks identified in the annual Enterprise Risk Management process.

Continued Stockholder Outreach

Continuing the year-round approach to stockholder engagement we implemented last year, in addition to discussions that take place before our Annual Meeting, we initiated discussions in early fall 2016 during a quieter period, reaching out to our largest stockholders, representing over 50% of our shares.

We ultimately met with seven of our investors to discuss business highlights, compensation and governance matters. Details of the stockholder feedback are incorporated throughout this proxy statement.

Sustainability

We are committed to improving the health of our communities, customers, patients and employees, and to ensuring that the decisions we make today have a positive effect on future generations. In October 2016, we made our first foray into sustainability disclosure, posting information on our website in four initial areas of focus: Energy and Greenhouse Gas Efficiency, Recycling/Reuse, Supply Chain and Workplace Health and Safety. Our sustainability program is evolving and this initial disclosure is designed to provide a foundation on which we can build.

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Election and Removal of Directors

In March 2016, we amended our Bylaws to permit stockholders holding a majority of shares entitled to vote to remove directors with or without cause, in accordance with Delaware law. Our Bylaws previously provided that a director could be removed from office only for cause by vote of the holders of eighty percent (80%) of the voting stock then outstanding.

In this proxy statement, we are proposing to amend our Bylaws further to provide for a majority vote standard in the case of uncontested elections of directors.

We Believe in Good Corporate Governance

Annual election of directors

Seven of our eight director nominees are independent

All committees consist solely of independent directors

Independent Lead Director

50% of our board members are women

Regular executive sessions of independent directors

No shareholder rights plan (sometimes called a “poison pill”)

Robust executive and director stock ownership guidelines

No hedging or pledging of our securities by our executive officers or directors permitted

Active stockholder engagement

Stockholders permitted to act by written consent in lieu of a meeting

Stockholders holding an aggregate of at least 25% of our outstanding shares can request a special meeting

Amended Bylaws to allow removal of directors without cause by a majority of shareholders entitled to vote

Proposing adoption of majority vote standard for uncontested elections of directors

Corporate Governance Guidelines and environmental sustainability information published on our website at investors.hologic.com

Board Composition and Skills*

DIRECTOR INDEPENDENCE

7 out of 8
Independent

GENDER DIVERSITY

50%
Women

DIRECTOR TENURE

1
>10 years
2
6-10 years
5
0-5 years

DIRECTOR SKILLS AND QUALIFICATIONS

- Industry Experience
- Significant Operational Experience of a Global Organization
- Current or Former CEO, CFO or COO
- Strategic Planning (including M&A)
- Finance & Capital Allocation
- Accounting & Audit
- Governmental or Regulatory
- Technology
- Research & Academic

*Director nominees

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Compensation Highlights

The Compensation Committee has responsibility for oversight of the Company’s executive compensation framework, and within that framework, works with management to align pay with performance.

What we do	What we don’t do
Double-trigger for accelerated equity vesting upon a change of control	No tax gross-ups on severance or change of control payments
Golden parachute policy	No hedging/pledging of Hologic stock
Compensation recoupment (“clawback”) policy	No option repricing without stockholder approval
Heavy emphasis on performance-based compensation	No excessive perquisites for executives
Meaningful stock ownership guidelines for our CEO, non-employee directors and executive officers
Independent compensation consultant
Annual risk assessments

2016 ANNUAL TARGET CEO PAY	2016 ANNUAL TARGET AVERAGE NEO PAY

CEO Employment Agreement

At the end of fiscal 2016, Mr. MacMillan’s Employment Agreement was amended to:

•	remove the annual housing allowance previously provided, and

•	add adjusted net income as a check on adjusted EPS such that increases in annual equity grant values will be based on the lower growth of the two metrics, and decreases in annual equity grant value will be based on the larger decline of the two metrics, as applicable.

Details about the specific arrangement made with Mr. MacMillan can be found in the “Employment, Change of Control and Severance Agreements” section beginning on page 33.

Note About Forward-Looking Statements

This proxy statement includes estimates, projections and statements relating to our business plans, objectives and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this proxy statement, including but not limited to this Proxy Statement Summary and the Compensation Discussion and Analysis. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis” sections of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

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GOVERNANCE OF THE COMPANY

Hologic is committed to good corporate governance, which we believe will help us sustain our success and continue to build long-term stockholder value. To that end, the Company has in place Corporate Governance Guidelines which are designed to assist the Company and the Board in implementing effective corporate governance practices. The Board has also adopted a Code of Conduct that applies to all of our employees, officers and directors and a Code of Ethics (included as Appendix A to our Code of Conduct) that applies specifically to senior financial officers. These policies are publicly available on our website at investors.hologic.com. Hologic posts additional information on our website from time to time as the Board makes changes to our corporate governance practices.

Our Board believes that good governance requires not only an effective set of specific practices, but also a culture of responsibility throughout the organization. Governance at Hologic is intended to achieve both. Good governance ultimately depends on the quality of an organization’s leadership, and our Board is committed to recruiting and retaining directors and officers with proven leadership ability and personal integrity.

The Board has implemented corporate governance practices that it believes are both in the best interests of Hologic and our stockholders as well as compliant with the rules and regulations of the SEC and the listing standards of NASDAQ. The Board reviews these practices on an ongoing basis. Highlights of our corporate governance practices are summarized below.

Board Leadership Structure

Chairman and Lead Director Roles

Our Bylaws and Corporate Governance Guidelines permit the roles of Chairman and Chief Executive Officer to be filled by the same or different individuals. This allows the Board flexibility to determine whether the two roles should be combined or separated based upon our needs and the Board’s assessment of its leadership from time to time. The Board and the Nominating and Corporate Governance Committee review the structure of the Board and Hologic leadership as part of the succession planning process on an ongoing basis. The Board also reviews its structure during its annual self-assessment. The Board believes that Hologic and its stockholders are best served at this time by having our CEO, Stephen P. MacMillan, also serve as our Chairman, and Elaine S. Ullian, an independent director, serve as our Lead Director. Combining the roles of Chairman and CEO makes clear that we have a single leader who is directly accountable to the Board and, through the Board, to our stockholders. It establishes one voice who speaks for the Company to customers, employees, stockholders and other stakeholders. This structure reinforces Mr. MacMillan’s overall responsibility for the Company’s business and strategy, under the oversight and subject to the review of the Board. It strengthens the Board and the Board’s decision-making process because Mr. MacMillan, who has first-hand knowledge of our operations and the major issues facing Hologic, chairs the Board meetings where the Board discusses strategic and business issues. This structure also enables Mr. MacMillan to act as the key link between the Board and other members of management and facilitate an efficient Board process.

The Board recognizes the importance of having a strong independent Board leadership structure to ensure accountability. Accordingly, our Corporate Governance Guidelines provide that if the Chairman is not an independent director, then the independent directors will select a Lead Director. The Board believes that a Lead Director is an integral part of our Board structure and facilitates the effective performance of the Board in its role of providing governance and oversight. Ms. Ullian has been our Lead Director since June 2015. She brings to the role considerable skills and experience, as described below in “Election of Directors.” In addition, Ms. Ullian is Chair of our Nominating and Corporate Governance Committee, which affords her increased engagement with Board governance and composition.

Ms. Ullian, as Lead Director, has significant responsibilities. Certain specific responsibilities are set forth in Hologic’s Corporate Governance Guidelines and include:

•	presiding at the meetings of the Board at which the Chairman is not present;

•	convening meetings of the independent directors, including executive sessions held in conjunction with each regularly-scheduled Board meeting;

•	serving as the principal liaison between the Chairman and the independent directors, including with respect to matters arising in executive sessions of the independent directors;

•	working with the Chairman and the Nominating and Governance Committee to establish processes to assist the Board in the efficient discharge of its duties;

•	approving Board meeting agendas as well as the quality, quantity and timeliness of information sent to the Board;

•	approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	recommending to the Chairman the retention of outside advisors, as appropriate, who report directly to the Board on board-wide matters;

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•	being available, if requested by stockholders, and when appropriate, for consultation and direct communication; and

•	coordinating with the other independent directors in respect of each of the foregoing and performing such other duties as may be properly requested by the Board.

Mr. MacMillan’s responsibilities as Chairman of the Board are also set forth in our Corporate Governance Guidelines and include:

•	presiding at meetings of the Board of Directors and stockholders;

•	establishing processes to assist the Board in the efficient discharge of its duties;

•	organizing and presenting agendas for Board meetings based on advice from the Lead Director, Committee Chairs, directors and members of senior management;

•	facilitating the proper flow of information to the Board and working to see that meetings are efficient and informative;

•	working with the Nominating and Corporate Governance Committee to develop processes for structuring Committees and overseeing their functions, including assignments of Committee members and Chairs;

•	working with the Nominating and Corporate Governance Committee to develop processes for management development and succession planning for senior executives; and

•	performing such other duties as may be properly requested by the Board.

In addition to discharging the specific responsibilities identified above, Mr. MacMillan consults regularly with Ms. Ullian on a variety of matters, including governance and strategy. As Lead Director and Chair of the Nominating and Corporate Governance Committee, Ms. Ullian takes the lead in Board structure and composition. In addition, Ms. Ullian’s proven ability to assert independent leadership while working collaboratively with other directors and building consensus around different points of view enable her to serve effectively as our Lead Director and as Chair of our Nominating and Corporate Governance Committee. During its self-assessment discussions in 2016, the Board considered and affirmed the current efficacy of this structure for the Company. We also discussed this structure with a number of our largest stockholders. While several advised that they do scrutinize combined Chair/CEO structures as a matter of practice, none expressed concern over this structure for Hologic.

Independent Directors and Committees

In evaluating its leadership structure, the Board also considered that eight of our nine current directors are independent. Our independent directors appropriately challenge management and demonstrate independent judgment in making important decisions for our Company. In addition, each of the Board’s standing committees — Audit and Finance, Compensation, and Nominating and Corporate Governance — is comprised entirely of independent directors. As a result, oversight of key matters, such as the integrity of Hologic’s financial statements, executive compensation, the nomination of directors and evaluation of the Board and its committees, is entrusted to independent directors. Finally, the Board meets in executive session without the CEO in connection with each regularly-scheduled Board meeting. The active involvement of the independent directors, combined with the qualifications and significant responsibilities of our Lead Director, promote strong, independent oversight of Hologic’s management and affairs.

Risk Oversight

Our Board is responsible for risk oversight. A fundamental part of risk oversight is understanding the risks that we face, the steps management is taking to manage those risks and assessing our appetite for risk. Risk management systems, including our internal auditing procedures, internal control over financial reporting and corporate compliance programs, are designed in part to inform management about our material risks. It is management’s responsibility to manage risk and bring to the Board’s attention material risks facing the Company. Our Board receives regular reports from management on matters relating to strategic and operational initiatives, financial performance and legal developments, including the related enterprise-risk exposures. The involvement of the Board in the oversight of our strategic planning process is a key part of its assessment of the risks inherent in our corporate strategy. Last year, our general counsel led an initiative to strengthen the Company’s enterprise risk management process, which continued this year. As part of this process, risk was assessed throughout the business, focusing on three primary areas: financial risk, legal/compliance risk and operational/strategic risk. The resulting enterprise risk management report (“ERM report”) detailed the Company’s top ten risks, as well as mitigating actions and plans relating to those risks, and was presented to and discussed with the Board. This year, the ERM report highlighted changes in the risks identified in the prior year’s report as well as mitigating actions. Underscoring the Board’s and management’s focus on enterprise risk are the individual performance objectives of the executive leadership team for fiscal 2017, which are again aligned with the Company’s top three enterprise risks, as identified in the ERM report.

While the Board has overall responsibility for risk oversight, each of the three standing committees of the Board regularly assesses risk in connection with executing their responsibilities. In particular, the Audit and Finance Committee focuses on financial risk, including

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internal controls, and receives an annual risk assessment report from the Company’s internal auditors. At the Compensation Committee’s direction, the Compensation Committee’s independent compensation consultant conducts a risk assessment of our executive compensation programs, and members of our internal legal, human resources and sales operations departments evaluate our other compensation programs. The Committee and its independent compensation consultant reviewed and discussed these assessments for fiscal 2016, and the Compensation Committee concurred with the assessment that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our business.

Stockholder Engagement

While the Board, through the Nominating and Corporate Governance Committee, oversees stockholder matters and participates in meetings with stockholders, as appropriate, management has the principal responsibility for stockholder communications and engagement. As discussed below, management provides regular feedback to the Board concerning stockholder feedback.

During 2016, we continued the year-round approach to stockholder engagement we implemented in 2015. In addition to discussions just before our Annual Meeting, we initiated discussions during a quieter period several months later, reaching out to a number of our largest stockholders, representing over 50% of our outstanding shares. Topics discussed with these investors included business highlights, Board composition, Board and executive compensation, sustainability and other governance practices.

•	Board Composition. All investors with whom we spoke appreciated our Board refreshment process and continued composition assessment. None expressed concerns over our combined CEO/Chairman structure although one investor noted that they scrutinize the proxy statements of companies with this structure for disclosure regarding the responsibilities of the Lead Director.

•	Compensation. All investors with whom we spoke were supportive of our focus on performance-based compensation and the metrics that we use, as well as the changes to the long-term incentive program we are implementing for fiscal 2017. Please see the “Compensation Discussion and Analysis” beginning on page 21 for more detailed information. With respect to director compensation, all investors with whom we spoke were supportive of the move from a flat sign-on equity grant for new directors to a pro-rated annual grant.

•	Sustainability. The investors with whom we spoke were split on the topic of sustainability. Several expressed strong views regarding the positive impact of sustainability practices and disclosure while others noted that they did not focus on sustainability practices and disclosures. Of the investors with strong views on this subject, there was consensus that we should focus on issues material to our business rather than try to address all matters in any one sustainability framework. All were receptive to the steps we have been making towards sustainability disclosure.

In addition to input on current governance and executive compensation topics specific to Hologic, we invite discussion on any other topics or trends stockholders may wish to share with us. We believe that positive, two-way dialogue builds informed relationships that promote transparency and accountability. Management provides written and oral updates on the discussions with stockholders to our Lead Director, Chairman and the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee in turn allocates specific issues to relevant Board committees for further consideration. Each Board committee reviews relevant feedback and determines if additional discussion and actions are necessary by the respective committee or full Board. The Board considers shareholder perspectives, as well as the interests of all stakeholders, when overseeing company strategy, formulating governance practices and designing compensation programs.

Director Nomination Process and Board Assessment

Understanding the importance of its responsibility to provide effective oversight, our Board strives to maintain an appropriate balance of tenure, diversity, skills and experience on the Board. As provided in its charter, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors. The Nominating and Corporate Governance Committee seeks to identify and evaluate director candidates and may rely on input provided by a number of sources, including the Nominating and Corporate Governance Committee members, our other directors or officers, our stockholders, and third parties such as professional search and screening firms.

In evaluating potential candidates for director, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials, including: character and integrity, business acumen, experience, commitment and diligence. The Nominating and Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director. It does not, however, have a formal policy in this regard. The Nominating and Corporate Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint, as well as diversity of gender and race. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria

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and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities. Generally, directors should be individuals who have succeeded in their particular field and who demonstrate integrity, reliability, knowledge of corporate affairs and collegiality. The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board.

Last year, the Nominating and Corporate Governance Committee led a Board assessment initiative, which included a Board peer review, managed by the general counsel. This year the Nominating and Corporate Governance Committee determined that a facilitated discussion with the full Board would be the most effective form of evaluation. As a part of this discussion, the Board examined several key characteristics which it believed would augment the current skill set of the Board, including experience as a senior executive in a large, complex, global company; extensive operational and transactional experience; deep understanding of the Company’s markets and/or customers and a product background.

The Nominating and Corporate Governance Committee will consider stockholder recommendations for candidates for the Board using the criteria described in the preceding paragraphs . The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating stockholder’s ownership of the Company’s stock should be sent to the attention of our Corporate Secretary, Hologic, Inc., 250 Campus Drive, Marlborough, MA 01752. If you wish to formally nominate a candidate, you must follow the procedures described in Section 1.4 of our Bylaws.

Code of Ethics

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, we have adopted a Code of Ethics for Senior Financial Officers that applies to our principal executive officer and principal financial officer, principal accounting officer and controller, and other persons performing similar functions. Our Code of Ethics for Senior Financial Officers is publicly available on our website at investors.hologic.com as Appendix A to our Code of Conduct. We intend to satisfy the disclosure requirement under Item 5.05 of Current Report on Form 8-K regarding an amendment to, or waiver from, a provision of this code by posting such information on our website, at the address specified above.

Attendance by Directors at the Annual Meeting of Stockholders

Our Board has scheduled a Board meeting in conjunction with the Annual Meeting of Stockholders. Our directors are encouraged to attend the Annual Meeting of Stockholders on March 8, 2017. All of our current directors who were nominated for election at our Annual Meeting of Stockholders held on March 2, 2016 attended that Annual Meeting.

Stockholder Communications with the Directors

Stockholders may contact our Board and committees thereof by writing to them c/o Investor Relations, Hologic, Inc., 250 Campus Drive, Marlborough, MA 01752. In general, any stockholder communication directed to our Board or a committee thereof will be delivered to our Board or the appropriate committee. However, the Company reserves the right not to forward to our Board any abusive, threatening or otherwise inappropriate materials.

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BOARD COMMITTEES

In December 2015, the Nominating and Corporate Governance Committee embarked upon a thoughtful and deliberate process of assessing the Board’s standing committee structure and related membership. This review culminated in a recommendation to the Board to disband the Corporate Development Committee, to expand the role of the Audit Committee to assume some of the responsibilities of the Corporate Development Committee, to change the name of the Audit Committee to the Audit and Finance Committee to reflect these additional responsibilities, to rotate committee membership, and to reduce the size of each Committee. These changes were effective following the 2016 Annual Meeting. The standing committees of the Board currently are the Audit and Finance Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

The Board is composed of a majority of “independent” directors, and all of the committees are composed entirely of “independent” directors, as such term is defined in the listing standards of NASDAQ. The Board has determined that the following directors and director nominees are “independent,” according to the above definition: Christopher J. Coughlin, Sally W. Crawford, Scott T. Garrett, Nancy L. Leaming, Lawrence M. Levy, Christiana Stamoulis, Elaine S. Ullian and Amy M. Wendell. Our former directors, Messrs. Christodoro, LaVance, Merksamer and Wilson were also determined to be independent when serving as members of our Board. Mr. MacMillan is not considered independent because he is an active officer of the Company. In addition, both the Audit and Finance Committee and the Compensation Committee are composed entirely of “independent” directors as such term is defined in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Board has adopted a charter for each of the three standing committees that addresses the make-up and functioning of such committee. The charters for each of the three standing committees are publicly available on our website at investors.hologic.com.

The current membership of each committee is listed below.

				Board Committees
						Nominating
			Director	Audit and		and Corporate
Name	Age	Position	Since	Finance	Compensation	Governance
Christopher J. Coughlin	64	Director	2016	Chair
Sally W. Crawford	63	Director	2007		Chair
Scott T. Garrett	67	Director	2013
Nancy L. Leaming(1)	69	Director	2003
Lawrence M. Levy	78	Director	2005
Christiana Stamoulis	46	Director	2011
Elaine S. Ullian	69	Lead Director	2007			Chair
Amy M. Wendell	56	Director	2016
Number of Meetings in Fiscal 2016				9	6	4

(1)	Not standing for re-election.

Meetings of the Board and its Committees

The Board met six (6) times during the fiscal year ended September 24, 2016 and each of our directors attended over 90% of the total number of meetings of the Board and all committees of the Board on which he or she served, including meetings of the now-defunct Corporate Development Committee. During fiscal 2016, the independent directors of the Board met in executive session during each of the Board’s regular quarterly meetings and at such other Board and committee meetings as the independent directors elected.

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Nominating and Corporate Governance Committee

Members Ms. Ullian (Chair) Mr. Garrett Mr. Levy FY2016 Meetings: 4

The Nominating and Corporate Governance Committee is responsible for recommending to the Board potential candidates for director and considering various corporate governance issues, including evaluating the performance of the Board and its committees, developing and periodically reviewing our Corporate Governance Guidelines, reviewing and recommending to the Board any changes to the committee charters, recommending the composition and chair of our Board committees, monitoring compliance with our stock ownership guidelines, evaluating the performance of our CEO annually and leading the succession planning and process for our CEO. The Nominating and Corporate Governance Committee also considers suggestions regarding possible candidates for director as described under “Director Nomination Process and Board Assessment” on pages 11 and 12.

Prior to the changes in Committee assignments, Messrs. Christodoro and LaVance, both of whom left our Board in March 2016, also served as members.

Audit and Finance Committee

Members Mr. Coughlin (Chair) Ms. Leaming Ms. Stamoulis Ms. Wendell FY2016 Meetings: 9

The Audit and Finance Committee is responsible for assisting our Board in the oversight of (i) our financial reporting process, accounting functions, internal audit functions and internal control over financial reporting, and (ii) the qualifications, independence, appointment, retention, compensation and performance of our independent registered public accounting firm. The Audit and Finance Committee is also responsible for a number of the functions of the former Corporate Development Committee, including oversight of financing and capital allocation strategies, review and approval of financing transactions to the extent delegated by the Board, review of the Company’s ability to enter into swaps and other derivatives transactions, and review of the Company’s tax structure, among other things. The Audit and Finance Committee also reviews and approves related-party transactions (unless such review and approval has been delegated to another committee consisting solely of independent directors).

Prior to the changes in Committee assignments, Mr. Wilson, who left our Board in March 2016, and Ms. Crawford also served as members.

None of the current or former members of the Audit and Finance Committee are employees of the Company and our Board has determined that each such member of the Audit and Finance Committee is independent (as independence is defined in the current listing standards of NASDAQ and Section 10A(m)(3) of the Exchange Act).

Audit Committee Financial Expert. The Board has determined that each of Mses. Leaming and Stamoulis and Mr. Coughlin qualify as an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K.

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Compensation Committee

Members Ms. Crawford (Chair) Mr. Garrett Ms. Ullian FY2016 Meetings: 6

The primary functions of the Compensation Committee include: (i) reviewing and approving the compensation for each of our executive officers and such other of our senior officers as the Compensation Committee deems appropriate; (ii) evaluating the performance, as it relates to their compensation, of the executive officers, other than the CEO (whose performance is evaluated by the Nominating and Corporate Governance Committee and the Board of Directors), and such other senior officers as the Compensation Committee deems appropriate; (iii) overseeing the administration and the approval of grants and terms of equity awards under our equity-based compensation plans; (iv) reviewing and approving other compensation plans as the Compensation Committee deems appropriate; (v) general oversight of risks associated with our compensation policies and practices; and (vi) approving and/or recommending for review and approval by the Board compensation for members of the Board, and each committee thereof. The Board and Compensation Committee may delegate limited authority to executive officers or other directors of the Company to grant equity awards to non-executive officers. Currently, our Senior Vice President, Human Resources, has been delegated such authority, subject to the terms, conditions and limitations previously approved by the Compensation Committee and the Board, with each of the President and Chief Executive Officer and the Chief Financial Officer authorized to serve as an alternate to the Senior Vice President, Human Resources.

Prior to the changes in Committee assignments, Messrs. LaVance, Merksamer and Wilson, all of whom left our Board in March 2016, and Ms. Leaming also served as members.

Compensation Committee Interlocks and Insider Participation

No current or former member of the Compensation Committee listed above is or has ever been an executive officer or employee of the Company (or any of its subsidiaries) and no “compensation committee interlocks” existed during fiscal 2016.

For further information about our processes and procedures for the consideration and determination of executive and director compensation, including the Compensation Committee’s retention of an independent compensation consultant, please see “Compensation Discussion and Analysis” beginning on page 21.

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Proposal No. 1	Election of Directors

Eight directors are to be elected at the Annual Meeting. Our Board of Directors (referred to herein as the “Board”), upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the persons listed below for election as directors. All of the director nominees, other than Ms. Wendell, were previously elected by our stockholders. Ms. Wendell was recommended initially by a non-management director as well as our CEO. After considering her qualifications and conducting personal interviews, the Nominating and Corporate Governance Committee unanimously recommended that Ms. Wendell be appointed to the Board, and in December 2016, the Board of Directors unanimously elected her to the Board. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board’s nominees named below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee, if any, who shall be designated by the present Board to fill the vacancy. Each nominee has consented to serving as a director if elected. The proposed nominees are being nominated in accordance with the provisions of our Bylaws. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

Ms. Leaming is not standing for re-election at the Annual Meeting. Accordingly, the Board, which briefly increased the size of the Board to nine directors, has reduced the size of the Board to eight directors, effective immediately prior to the commencement of the Annual Meeting. Our Board extends its sincere gratitude to Ms. Leaming for her many years of dedicated service.

Vote Required

Directors are currently elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not have any effect on this proposal. Accordingly, the nominees receiving the highest number of “for” votes at the Annual Meeting will be elected as directors. However, in accordance with our Bylaws, in an uncontested election of directors any nominee for director who receives a greater number of votes “withheld” than votes “for” in such election must promptly tender his or her resignation to our Board, which will consider whether to accept the resignation. This is an uncontested election of directors because the number of nominees for director does not exceed the number of directors to be elected. If any nominee for director in this election receives a greater number of votes “withheld” than votes “for”, then within 90 days after the certification of the election results, the remaining members of our Board shall, through a process managed by the Nominating and Corporate Governance Committee and excluding the director nominee in question, determine whether to accept such resignation. We will then publicly disclose the determination of the Board.

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Recommendation of the Board

Our Board unanimously recommends that you vote “FOR” the nominees listed below. Management proxy holders will vote all duly submitted proxies FOR the nominees listed below unless instructed otherwise.

Set forth below is certain biographical information regarding the nominees as of January 1, 2017, as well as the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director.

Christopher J. Coughlin

Director Since: 2016

Age: 64

Mr. Coughlin was elected to our Board in 2016. From 2012 to 2016, Mr. Coughlin served as a senior advisor to McKinsey & Co. Mr. Coughlin served as an advisor to Tyco International from 2010 until September 2012. He was Executive Vice President and Chief Financial Officer of Tyco International from 2005 to 2010. During his tenure, he played a central role in the separation of Tyco into five independent, public companies and provided financial leadership surrounding major transactions, including the $2 billion acquisition of Broadview Security, among many other responsibilities and accomplishments. Prior to joining Tyco, he worked as the Chief Operating Officer of the Interpublic Group of Companies from June 2003 to December 2004, as Chief Financial Officer from August 2003 to June 2004 and as a director from July 2003 to July 2004. Previously, Mr. Coughlin was Executive Vice President and Chief Financial Officer of Pharmacia Corporation from 1998 until its acquisition by Pfizer in 2003. Prior to that, he was Executive Vice President of Nabisco Holdings and President of Nabisco International. Mr. Coughlin currently serves on the board of Dun & Bradstreet, where he is a former member of the Audit Committee, chairs the Nominating and Governance Committee, and is a member of the Compensation and Benefits Committee. He also serves on the board of Alexion Pharmaceuticals, where he is Chairman of the Audit Committee and a member of the Pharmaceutical Compliance and Quality Committee, and on the board of Allergan plc (formerly Actavis plc), where he is Lead Director as well as a member of the Compensation Committee and the Nominating and Corporate Governance Committee. In addition, Mr. Coughlin previously served on the boards of Covidien plc, Dipexium Pharmaceuticals, Inc., Forest Laboratories, Inc., The Interpublic Group of Companies, Monsanto Company and Perrigo Company. Mr. Coughlin has a B.S. in accounting from Boston College. Mr. Coughlin’s depth of experience in executive leadership roles within complex corporate organizations, his financial background and his audit committee service on public company boards contribute critical risk oversight and management insight to our Board.

Sally W. Crawford

Director Since: 2007

Age: 63

Ms. Crawford became one of our directors effective upon our merger with Cytyc Corporation (“Cytyc”) in October 2007, having previously served as a director of Cytyc since January 1998. From April 1985 until January 1997, Ms. Crawford served as Chief Operating Officer of Healthsource, Inc., a publicly held managed care organization headquartered in New Hampshire. During her tenure at Healthsource, Inc., Ms. Crawford held a variety of positions and responsibilities, including leading that company’s Northern Region operations and marketing efforts. Since January 1997, she has been a healthcare consultant in New Hampshire. Ms. Crawford serves as a director of Universal American Corporation, where she is Chair of the Compliance Committee and Chair of the Nominating Committee, and Insulet Corporation, where she is Chair of the Compensation Committee and a member of the Nominating and Governance Committee. Ms. Crawford served as a director of Exact Sciences Corporation from 1998 to 2015, Chittenden Corporation from 1998 to 2008 and Zalicus Inc. (now EPIRUS Biopharmaceuticals, Inc.) from 2007 to 2014. Ms. Crawford earned a Bachelor’s Degree from Smith College and a Master’s Degree in Communications from Boston University. Ms. Crawford’s service in various senior executive positions in the managed care sector and her continuing healthcare consulting practice contribute to her significant management and leadership experience and expertise in operational, regulatory and related disciplines applicable to our business and operations.

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Scott T. Garrett

Director Since: 2013

Age: 67

Mr. Garrett joined our Board in May 2013. Mr. Garrett is currently a Senior Operating Partner at Water Street Healthcare Partners. He joined Water Street in 2011 after approximately 35 years in the global healthcare industry. Prior to joining Water Street, Mr. Garrett served as Chairman, President and Chief Executive Officer of Beckman Coulter, a leading biomedical company, from 2008 to 2011. Mr. Garrett joined Beckman Coulter in 2002 as President, Clinical Diagnostics Division and was promoted in 2003 to President and Chief Operating Officer. In January 2005, he became Chief Executive Officer, adding the position of Chairman in 2008. Prior to that, Mr. Garrett served as Vice Chairman and Interim Chief Executive Officer of Kendro Laboratory Products from 1999 to 2001. From 1994 to 1998, he served as Chairman, President and Chief Executive Officer of Dade Behring, a leading diagnostics company. He began his career at American Hospital Supply Corporation and continued there after that company was acquired by Baxter International, ultimately serving as Chief Executive of Baxter’s global laboratory business, Baxter Diagnostics. Mr. Garrett received a B.S. in Mechanical Engineering from Valparaiso University and an M.B.A. from Lake Forest Graduate School of Management. Mr. Garrett currently serves on the boards of companies in which Water Street has an ownership interest, including MarketLab Inc. and Orgentec Diagnostics. He also serves as a director of Immucor, Inc. Mr. Garrett’s experience as a Chief Executive Officer and in other senior leadership positions with biomedical and diagnostics companies enables him to bring an operational perspective as well as valuable insights and experience to the Board.

Lawrence M. Levy

Director Since: 2005

Age: 78

Mr. Levy has been a director since December 2005. Mr. Levy retired from the position of Senior Counsel at Brown Rudnick LLP, an international law firm, in January 2011. He had been Senior Counsel at Brown Rudnick since February 2005, and for more than 30 years before that had been a Partner at the firm, specializing in Corporate and Securities Law. Mr. Levy served as our Secretary from our formation in 1985 until December 2005. Mr. Levy is a director of the Facing History and Ourselves, Inc. and previously served as a director of Scivanta Medical Corporation. Mr. Levy received a B.A. from Yale University and an LLB from Harvard Law School. Mr. Levy is a seasoned corporate attorney with extensive experience in representing public and private companies in the United States and abroad. Mr. Levy chaired Brown Rudnick’s International Practice Group and, in 1997, opened Brown Rudnick’s London office, dividing his time between the firm’s London and Boston offices for more than 13 years. Mr. Levy’s broad legal and cross-border transactional experience enables him to provide valuable insights and perspectives to the Board.

Stephen P. MacMillan

Director Since: 2013

Age: 53

Mr. MacMillan was appointed as President, Chief Executive Officer and a director in December 2013 and was elected Chairman of the Board in June 2015. From October 2012 to December 2013, Mr. MacMillan was the Chief Executive Officer of sBioMed, LLC, a biomedical research company. From 2003 to 2012, he served in various roles at Stryker Corporation, including Chief Operating Officer from 2003 to 2005, Chief Executive Officer from 2005 to 2012 and Chairman from 2010 to 2012. Prior to 2003, Mr. MacMillan was a senior executive with Pharmacia Corporation, where he oversaw five global businesses. Prior to joining Pharmacia, Mr. MacMillan spent 11 years with Johnson & Johnson in a variety of senior roles in both the U.S. and Europe, including as President of its consumer pharmaceuticals joint venture with Merck. Mr. MacMillan began his career with Procter & Gamble in 1985. Mr. MacMillan currently serves on the board of directors of Boston Scientific Corporation, where he is a member of the Executive Compensation and Human Resources Committee and the Nominating and Governance Committee. Mr. MacMillan previously served on the board of directors of Alere, Inc. from 2013 to 2015 and Texas Instruments Incorporated from 2008 to 2012. Mr. MacMillan holds a Bachelor of Arts degree in economics from Davidson College, and is a graduate of the Harvard Business School’s Advanced Management Program. As our Chairman, President and Chief Executive Officer, Mr. MacMillan has direct responsibility for the Company’s strategy and operations. During his tenure at Hologic, Mr. MacMillan has led the company through a period of dramatic transformation and revitalization, continued market share gains and sustained revenue growth. Through his leadership, he has positioned Hologic to drive sustainable growth. His performance as CEO, together with his many years of experience in the healthcare industry, make him an invaluable contributor to the Board and uniquely qualified to serve as Chairman.

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Christiana Stamoulis

Director Since: 2011

Age: 46

Ms. Stamoulis has been a director since November 2011. In January 2015, Ms. Stamoulis was appointed Chief Financial Officer and Head of Corporate Development at Unum Therapeutics. Prior to Unum, she was an independent advisor to biopharmaceutical companies from January 2014 to December 2014. Prior to that, Ms. Stamoulis served as Senior Vice President of Corporate Strategy and Business Development at Vertex Pharmaceuticals Incorporated from 2009 until December 2013. Ms. Stamoulis joined Vertex in 2009 with approximately 15 years of experience in the investment banking and management consulting industries where she advised global pharmaceutical and biotechnology companies on strategic and corporate finance decisions. Prior to joining Vertex, she was a Managing Director in the Investment Banking division of Citigroup from 2006 to 2009 where she led the building of the firm’s U.S. Life Sciences investment banking practice. Prior to her role at Citigroup, she was at Goldman, Sachs & Co. where she spent the majority of her investment banking career. Ms. Stamoulis started her career as a strategy consultant at The Boston Consulting Group. Ms. Stamoulis holds a Bachelor of Science degree in Economics and a Bachelor of Science degree in Architecture from the Massachusetts Institute of Technology (MIT). Additionally, she holds a Master of Business Administration from the MIT Sloan School of Management where she focused on Applied Economics and Finance. Ms. Stamoulis’ solid foundation in strategic development, coupled with her extensive experience in executing initiatives for growth in the medical products field and related industries, enable her to provide valuable insights to the Board.

Elaine S. Ullian

Director Since: 2007

Age: 69

Ms. Ullian has been a director since October 2007 and our Lead Independent Director since June 2015. Ms. Ullian served as President and Chief Executive Officer of Boston Medical Center, the successor of Boston University Medical Center Hospital, from 1996 until her retirement in January 2010. In April 1994, Ms. Ullian was appointed President and Chief Executive Officer of Boston University Medical Center Hospital. From January 1987 to March 1994, Ms. Ullian held the position of President and Chief Executive Officer of Faulkner Corporation/Faulkner Hospital. She holds two academic appointments: Associate Professor at Boston University School of Medicine and lecturer at Harvard University School of Public Health. Ms. Ullian also serves as a director of Vertex Pharmaceuticals Incorporated, where she is Co-Lead Director, Chair of the Corporate Governance and Nominating Committee and a member of the Management Development and Compensation Committee, and Thermo Fisher Scientific Inc., where she is a member of the Compensation Committee. Ms. Ullian previously served as one of our directors from 1996 to 2003 and served as a director of Valeant Pharmaceuticals International, Inc. from 2004 to 2008. As former Chief Executive Officer of three hospitals, including two major academic medical centers, Ms. Ullian brings knowledge and understanding of Hologic’s customer base, as well as their priorities and challenges. All three institutions led by Ms. Ullian over a 25-year period had a strong commitment to accessible health care, and a particular focus on women’s health services. As a person whose career had been dedicated to the provision of clinical care services to patients, she brings an important perspective to the Board.

Amy M. Wendell

Director Since: 2016

Age: 56

Ms. Wendell was appointed to our Board in December 2016. Since January 2016, Ms. Wendell has been a Senior Advisor for Perella Weinberg Partner’s Healthcare Investment Banking Practice. Her scope of responsibilities involves providing guidance and advice with respect to mergers and acquisitions and divestures for clients and assisting the firm in connection with firm-level transactions. Since 2015, Ms. Wendell has been a Senior Advisor for McKinsey’s Strategy and Corporate Finance Practice and also serves as a member of McKinsey’s Transactions Advisory Board to help define trends in mergers and acquisitions, as well as help shape McKinsey’s knowledge agenda. From 1986 until January 2015, Ms. Wendell held various roles of increasing responsibility at Covidien plc (including its predecessors, Tyco Healthcare and Kendall Healthcare Products), including engineering, product management and business development. Most recently, from December 2006 until Covidien’s acquisition by Medtronic plc in January 2015, she served as Senior Vice President of Strategy and Business Development, where she led the company’s strategy and portfolio management initiatives and managed all business development, including acquisitions, equity investments, divestitures and licensing/distribution. Ms. Wendell also serves as a director of AxoGen, Inc. and Ekso Bionics, where she is a member of the Compensation Committee and the Nominating and Governance Committee. She is Chairman of the Board of Por Cristo, a non-profit charitable medical service organization involved in health care work for at-risk women and children in Latin America. Ms. Wendell holds a Bachelor of Science degree in Mechanical Engineering from Lawrence Technological University and a Master of Science degree in Biomedical Engineering from the University of Illinois. Ms. Wendell brings deep expertise in all areas of mergers and acquisitions, portfolio management, resource allocation and identification of new market opportunities. This expertise, together with her deep knowledge in developed and emerging markets as well as in early stage technologies, make her a valuable contributor to our Board.

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EXECUTIVE OFFICERS

Executive officers are chosen by and serve at the discretion of the Board. Set forth below are the names and ages of our executive officers, as of January 1, 2017, along with certain biographical information for all but Stephen P. MacMillan, our Chairman, President and Chief Executive Officer. For Mr. MacMillan’s biographical information, please see page 18.

Name	Age	Title
Stephen P. MacMillan	53	Chairman, President and Chief Executive Officer
Eric B. Compton	52	Chief Operating Officer
John M. Griffin	56	General Counsel
Robert W. McMahon	48	Chief Financial Officer
Peter J. Valenti, III	53	Division President, Breast and Skeletal Health
Thomas A. West	53	Division President, Diagnostics

Mr. Compton joined us in April 2014 as Chief Operating Officer. From 1995 to 2014, Mr. Compton worked at Johnson & Johnson in roles of increasing responsibility. Most recently, Mr. Compton served as the Worldwide President, Ortho Clinical Diagnostics for Johnson & Johnson. In this position, he was accountable for over $2 billion in global sales across multiple disciplines and held direct responsibility for a workforce of more than 2,800 individuals. From 2011 to August 2012, Mr. Compton served as General Manager, Ortho Clinical Diagnostics and from 2009 to 2011, he served as Worldwide Vice President, Franchise Strategic Marketing, Diabetes Care. Mr. Compton served in various sales and marketing leadership roles at Johnson & Johnson earlier in his career. Prior to joining Johnson & Johnson, Mr. Compton was a Business Development Manager at Procter & Gamble. He began his career in 1986 at Procter & Gamble as a Sales Representative. Mr. Compton is a member of the Board of AdvaMed DX and holds a Masters of Business Administration from Kennesaw State University and a Bachelor of Arts from the University of Richmond.

Mr. Griffin joined us in February 2015 as General Counsel with nearly 30 years of experience across a broad spectrum of legal matters. Mr. Griffin worked at Covidien from 2000 to 2015 where he most recently served as Vice President, Deputy General Counsel. Previously, from 1994 to 2000, Mr. Griffin served as Assistant United States Attorney in Boston, Massachusetts, and prosecuted complex criminal cases. He began his career at Nutter, McClennen & Fish in Boston. Mr. Griffin currently serves on the board of directors for Por Cristo in Boston and New England Legal Foundation. He also serves as Treasurer and on the Board of Directors for Health Care Volunteers International. He has a Juris Doctorate from Harvard Law School and a Bachelor of Arts in Political Science from Columbia University.

Mr. McMahon joined us in May 2014 as Chief Financial Officer with more than 20 years of healthcare finance experience. From 1993 to 2014, Mr. McMahon worked at Johnson & Johnson in executive finance roles of increasing responsibility. Most recently, Mr. McMahon served as the Worldwide Vice President, Finance and Business Development, Ortho Clinical Diagnostics for Johnson & Johnson. From 2006 to 2011, Mr. McMahon served as Vice President, Finance, Consumer Group and from 2004 to 2006 he served as Vice President, Finance, Networking & Computing Services. Earlier in his career at Johnson & Johnson, Mr. McMahon worked in various financial roles at the divisional and corporate headquarters levels. Mr. McMahon began his career in 1991 at Harris Corporation in Florida. Mr. McMahon is a Certified Management Accountant and holds a Masters of Business Administration from the University of Central Florida and a Bachelor of Science in Business Administration from the University of Florida.

Mr. Valenti joined us in May 2014 as Division President, Breast and Skeletal Health Solutions with nearly 30 years of sales, brand and product management experience, including 20 years focused on healthcare products. Prior to joining the Company, Mr. Valenti was a Principal at The New England Consulting Group where he served as a consultant to numerous healthcare companies, including Johnson & Johnson, Alcon, Cardinal Health, Align Technology, Inc. and Bausch + Lomb Inc. Mr. Valenti assumed his consulting role following his four-year tenure in the North American and Global President roles of Bausch + Lomb’s Vision Care business from 2009 to 2013. From 2007 to 2009, Mr. Valenti was the General Manager, U.S. Region for Covidien’s Surgical Devices business. From 1995 to 2007, Mr. Valenti was with Johnson & Johnson and held positions of increasing responsibility including Vice President, Global Franchise for the Vistakon business and Executive Director, Women’s Health for Johnson & Johnson’s Personal Products business. Mr. Valenti began his career at Procter & Gamble. He received a Masters of Business Administration from Cornell University and a Bachelor of Science in Business Administration from the University of Connecticut.

Mr. West joined us in October 2014 as Division President, Diagnostics Solutions with more than 20 years of healthcare experience. From 1992 to 2014, Mr. West worked at Johnson & Johnson in various roles of increasing responsibility across the globe. Most recently, he served as the Worldwide Vice President – Strategy and Business Development for Johnson & Johnson’s Diabetes Solutions Companies. Previously, he served as President of LifeScan North America and as President of LifeScan EMEA. Mr. West has a proven track record in formulating and implementing growth strategies in the life sciences and consumer healthcare industries in the U.S., Canada, Europe, the Middle East, Africa and Latin America. He has a bachelor’s degree in Politics and Economics from Princeton University and a Masters of Business Administration in Marketing and Strategic Management from the University of Pennsylvania, Wharton School.

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

In this section, we describe the executive compensation program for our named executive officers (“NEOs”). We also explain how the Compensation Committee of the Board of Directors (the “Committee”) determined the pay of our NEOs and its rationale for specific decisions related to fiscal 2016 (September 27, 2015 – September 24, 2016) compensation.

Our Named Executive Officers (NEOs) for Fiscal 2016

Name	Title
Stephen P. MacMillan	Chairman, President and Chief Executive Officer (“CEO”)
Robert W. McMahon	Chief Financial Officer (“CFO”)
Eric B. Compton	Chief Operating Officer (“COO”)
John M. Griffin	General Counsel
Peter J. Valenti, III	Division President, Breast and Skeletal Health

Executive Summary

2016 Business Strategy & Highlights

Fiscal 2016 was another strong year for Hologic, as we continued our evolution to a sustainable growth company. The Company’s Genius 3D MAMMOGRAPHY™ technology continued to lead the way in breast cancer screening and diagnosis, while our Diagnostics and GYN Surgical businesses also grew on a consistent basis. The rapid cohesion and effectiveness of the management team, all of whom joined the Company during fiscal 2014 and 2015, was a key factor in driving performance throughout the Company, with improved execution generating broad and deep growth.

•	We delivered solid top- and bottom-line growth, primarily driven by our U.S. operations, as our GAAP revenue grew 4.7% in fiscal 2016 (even stronger growth on a constant currency basis) and GAAP earnings per share (“EPS”) increased 158% from $0.45 in fiscal 2015 to $1.16 in fiscal 2016.

•	Strong cash flows enabled us to continue to improve our capital structure. During fiscal 2016, we repurchased $274 million in principal of our most dilutive convertible notes, further decreasing our total debt outstanding, and also repurchased 7.3 million shares of our common stock for $250 million. We ended the year with a markedly improved leverage ratio and fewer diluted shares outstanding.

•	The combination of strong profit growth and lower debt has enabled us to significantly improve our return on invested capital (“ROIC”).[1]

The three financial performance metrics we utilize in our compensation plans, adjusted revenue2, adjusted EPS3 and ROIC, all improved significantly from fiscal 2015 to fiscal 2016.

1	ROIC means adjusted net operating profit after tax divided by the sum of average net debt and average stockholders’ equity. See “Why ROIC?” on page 31.
2	Adjusted revenue for fiscal 2016 means our consolidated revenue determined in accordance with GAAP, calculated on a constant currency basis using the foreign currency exchange rate applied in setting the Company’s fiscal 2016 budget set in the fourth quarter of fiscal 2015.
3	Adjusted EPS means our consolidated net income per share (on a fully-diluted basis) determined in accordance with GAAP, adjusted to exclude: (i) the non-cash amortization of intangible assets; (ii) acquisition-related charges and effects, including the write-up of property, plant and equipment to fair value resulting in additional depreciation expense; (iii) non-cash interest expense from the amortization of the debt discount related to convertible debt instruments with cash settlement features; (iv) closure, consolidation (including accelerated depreciation expense) and restructuring and divestiture charges; (v) charges associated with settlement of litigation; (vi) losses from the extinguishment of debt; (vii) other-than-temporary impairment losses on equity investments; (viii) gain from the sale of a marketable equity security, (ix) unrealized gains and losses from recording forward foreign currency contracts to fair value, (x) other one-time, nonrecurring, unusual or infrequent charges, expenses or gains, including associated expenses, that may not be indicative of the Company’s core business results; and (xi) income taxes related to any of the foregoing adjustments.

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Our Journey to Sustainable Growth

Financial results for one year are a snapshot of short-term performance. Our focus is long-term. Since Mr. MacMillan joined the Company in December 2013, the Company has invested significantly in its people and its products. The power of focused, motivated people is evident and has driven strong growth in annual revenue and profits, among other things.

GAAP EPS	GAAP Revenue	GAAP Operating Margin
(in millions)

November 2013: Before the current management team was in place, our sales and earnings were declining, we had $4.4 billion in debt, and we had no meaningful product pipeline. Our interest expense on our debt was higher than our expenditures on research and development (“R&D”).

September 2016: Under the stewardship of our new and engaged management team, with significant contributions by our sales teams, our sales have not only stopped declining, but have returned to consistent growth, with GYN Surgical business recording double-digit growth in fiscal 2016. In addition, sales of two of our maturing products, ThinPrep® and NovaSure®, which were declining sharply in 2013, returned to solid growth in 2016. As ThinPrep® and NovaSure® stabilized, we also maximized growth drivers such as our Genius 3D MAMMOGRAPHY™ systems and the Panther® platform in molecular diagnostics. This stabilization and growth underscores the power of our people and the strong performance of our products.

In addition to revenue growth, the Company’s disciplined approach to strengthening the balance sheet has also paid off. From fiscal 2013 to fiscal 2016 our net debt, which is total debt minus cash, decreased from $4.0 billion to $2.8 billion and our ROIC improved significantly.

While decreasing our debt, we have also increased our R&D spending 17.5% since 2013. This investment is beginning to yield benefits as well, with several new product launches in 2016 and significantly more planned through 2020.

These improvements have helped drive our share price. Our share price has increased by 83.9% since 2013, based on a comparison of the closing price on the last trading day of fiscal 2013 to the closing price on the last trading day of fiscal 2016. We are committed to bringing value to our stockholders, as well as to our employees and customers, over the long term.

A Strong Future with a Strong Leader
The appointment of Mr. MacMillan as our CEO in fiscal 2014 is a critical part of our current success story. His leadership and vision are at the core of our significantly improved performance over the short term, and we believe it is his continued commitment to driving sustainable long-term growth and investing in our people that will help secure our success as we move into the future.
In fiscal 2015, the Company entered into an amended and restated Employment Agreement with Mr. MacMillan for a five-year term, with an option to renew for an additional five-year term. This new agreement is guided by principles of pay for performance, stockholder alignment and sound compensation governance. Features include, but are not limited to:
• Tying future increases in his base salary to the average employee merit pool percentage increase approved for base salaries of U.S. salaried employees;
• Tying future annual equity grant values to changes in the Company’s adjusted EPS, as defined in the agreement;
• Promoting significant ownership of Hologic stock and alignment with stockholders through an annual matching restricted stock unit (“RSU”) grant tied to the number of shares owned or deferred; and
• No accelerated vesting of equity under termination without cause, other than in connection with a change of control (double-trigger accelerated equity under change of control agreement remains in effect).
At the end of fiscal 2016, the Company further amended Mr. MacMillan’s employment agreement to delete an annual housing allowance and to add adjusted net income as a check on adjusted EPS such that increases in annual equity grant values would be based on the lower growth of the two metrics, and decreases in annual equity grant value would be based on the larger decline of the two metrics, as applicable.
Details about the specific arrangements made with Mr. MacMillan can be found in the “Employment, Change of Control and Severance Agreements” section beginning on page 33.

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“Say-On-Pay” and Stockholder Feedback

Each year, we take into account the result of the say-on-pay vote cast by our stockholders. As our journey to sustainable growth continues, so does the evolution of our compensation program. During the tenure of our current management team, we have seen our say-on-pay vote approval increase from 34% at our 2014 Annual Meeting of Stockholders to 80% at our 2016 Annual Meeting of Stockholders. We are making tremendous progress in our compensation design and view the increasingly positive support from stockholders as a continuing endorsement of our compensation program’s evolving design and direction. We expect to continue to do better, as our Compensation Committee regularly evaluates our executive compensation structure and assesses its effectiveness to ensure a design that is incenting performance that is in the best interests of the Company as well as our stockholders.

While say-on-pay is a key indicator of stockholder feedback, we are committed to maintaining an open dialogue with our institutional investors and stockholders throughout the year. We reach out to discuss business topics, seek feedback on our performance and address other matters of importance to our stockholders, such as executive compensation. Since our 2016 Annual Meeting, we have actively engaged with a number of our largest institutional investors, reaching out to holders of more than 50% of our outstanding shares. Through this dialogue, we received additional validation on the design of our executive compensation program as well as tremendous support for our senior management team. See below for additional information regarding our discussions with investors regarding performance metrics.

Performance Metrics and Use of Non-GAAP Measures

The Committee spent considerable time during 2016 reviewing incentive plan performance metrics and goal setting. We also discussed incentive plan performance metrics with our investors in the fall of 2016. We discussed our current use of ROIC as a performance metric as well as the potential addition of another performance metric, such as relative total shareholder return (TSR). Investors were generally supportive of the addition of relative TSR as a performance-based metric for long-term incentive awards for fiscal 2017 and were in favor of continuing to use ROIC as a performance-based metric for long-term incentive awards. We also received positive feedback on our use of adjusted revenue and adjusted earnings per share (“EPS”) as performance measures in our Short-Term Cash Incentive Plan (“STIP”). Several investors commented on the importance of focusing on organic growth, which is a metric in our STIP, as discussed in more detail below, and one investor commented on the potential impact of corporate actions such as share repurchases or mergers and acquisitions on EPS results, which the Committee continually assesses.

Non-GAAP. The Committee determined that using the measures of adjusted revenue, adjusted EPS and ROIC, which are all non-GAAP measures that are used by management to facilitate their operational decision-making, provided key insights into the Company and management’s achievements during the year and, thus, were appropriate to use in the incentive compensation plans. Additionally, the use of ROIC was specifically supported in discussions with stockholders.

Adjusted revenue, which is intended to reflect organic growth, is calculated on a constant currency basis and, pursuant to the terms of our STIP, is also adjusted (i) to remove the effect of acquisitions or dispositions (including the discontinuance of a product or product line other than in the ordinary course of business) that are completed during the reporting period that materially affect the Company’s consolidated revenue; and (ii) to exclude any acquisition-related accounting or other effects that are excluded in the calculation of adjusted EPS. Revenue that is adjusted to exclude the impact of these events is a non-GAAP measure. The Committee believes that organic growth, that is, revenue growth excluding the impact of changes in foreign exchange rates and acquisitions and other transactions, as noted above, is an important measure of management’s achievements in operating the Company’s core businesses during the year. Accordingly, the Committee utilizes adjusted revenue as a performance measure in the STIP. For fiscal 2016, adjusted revenue was calculated on a constant currency basis, using the fiscal 2016 budgeted foreign currency exchange rates, with no other adjustments, given the lack of acquisitions or dispositions during the year.

Adjusted EPS is calculated as set forth in footnote (3) on page 21. This financial measure adjusts for specified items that can be highly variable or difficult to predict, as well as certain effects of acquisitions and financings that may not necessarily be indicative of operational performance. This metric is used by management to evaluate our historical operating results and as a comparison to competitor’s operating results. The Committee agrees with this approach and uses this non-GAAP measure as a performance measure in the STIP.

ROIC is also a non-GAAP measure. The key building blocks of our ROIC metric are: (1) adjusted net operating profit after tax (“NOPAT”), (2) average net debt, and (3) average stockholders’ equity. ROIC is calculated as NOPAT/(average net debt + average stockholders’ equity). NOPAT is calculated in a manner similar to the calculation of adjusted net income, as used for the calculation of adjusted EPS under our STIP as described on page 21, except non-operating income and expenses are excluded, such as interest expense, etc. Average stockholders’ equity is the average of the beginning of the period and the end of the period stockholders’ equity; provided, however, that average stockholders’ equity is adjusted to exclude any charges for impairment of goodwill or other intangible assets that occur after September 28, 2013. Average net debt is the average of the beginning of the period and the end of the period net debt which is the total book value of all debt outstanding less cash, cash equivalents and restricted cash. The Committee introduced ROIC as a performance metric in fiscal 2014 to hold management accountable for generating greater returns on capital allocated. Investors have been supportive of the use of ROIC. Given the significant improvement in ROIC since its introduction as a performance metric, the Committee believes it is having the intended effect.

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Goal-setting. In setting the revenue and EPS goals for our 2016 STIP, the Committee considered the Company’s historical performance as well as planned growth. For the 2016 STIP, adjusted revenue at target represents approximately 5% growth over the prior year actual revenue, while adjusted revenue at maximum represents approximately 11% growth over prior year actual revenue. Adjusted EPS at target represents approximately 11% growth over prior year adjusted EPS, while adjusted EPS at maximum represents approximately 22% growth over prior year adjusted EPS. If there is no growth in adjusted revenue or adjusted EPS as compared to the prior year actual results, there is no payout under the applicable target.

In setting ROIC goals for performance share units (“PSUs), the Committee considered past performance as well as future opportunities for efficiencies. The ROIC target goal of 12% for PSUs granted as fiscal 2016 long-term incentive awards represents a 100 basis point increase from the ROIC target goal for PSUs granted as 2015 long-term incentive awards. In addition, the performance scale was widened for 2016 PSU grants to create a non-linear performance scale above target which only accelerates once ROIC of 13% is achieved. If we fail to achieve the minimum three-year average ROIC goal of 11% for the fiscal 2016-2018 performance period, none of the PSUs granted as fiscal 2016 long-term incentive awards will vest and all will be forfeited.

Changes for fiscal 2017. The Committee agreed to continue to use ROIC as a performance measure in our long-term incentive plan and discussed adding another measure. After consideration, the Committee determined to include relative TSR as a performance measure for fiscal 2017 long-term incentive grants. The Committee believes that relative TSR will provide a more balanced approach with one consistent absolute metric (ROIC) and one relative metric (TSR) and further align our compensation incentives with the interests of stockholders.

Finally, at the end of fiscal 2016, the Committee recommended, and the Board, other than Mr. MacMillan, approved, amending Mr. MacMillan’s Employment Agreement to include adjusted net income as another measure used in determining the value of his annual grants. Accordingly, the value of Mr. MacMillan’s annual long-term incentive grants will be increased or decreased from the prior year’s grant value based on the increase or decrease in adjusted net income and adjusted EPS. If either or both of adjusted net income or adjusted EPS declines from the prior year, then Mr. MacMillan’s grant value declines based on the larger decline. If both adjusted EPS and adjusted net income increase, then the grant value increases based on the lower of the two increases. Mr. MacMillan initially raised the use of net income as a tempering factor given the Company’s continued excellent EPS improvement. The Committee and Board, excluding Mr. MacMillan, determined that the addition of net income in this manner was a thoughtful and creative design in the best interests of the Company and its stockholders.

Fiscal 2016 Compensation Actions

The Committee continued to strengthen the foundation of the executive compensation program, taking the following actions for fiscal 2016:

•	Did not increase annual base salary for our CEO in accordance with the terms of his Employment Agreement.

•	Increased annual base salary for other NEOs based on personal and Company performance.

•	Increased annual base salary mid-year and awarded a supplemental equity grant mid-year, for our CFO and COO, based on mid-year assumption of increased responsibilities.

•	Implemented a Deferred Equity Plan, which allows certain officers, including our NEOs, and non-employee directors to defer settlement of RSUs and PSUs, encouraging long-term ownership and alignment with stockholder interests.

•	Assessed market practice and approved the following changes to equity awards:

–	For fiscal 2016 and future grants of RSUs and stock options, reduced the RSU vesting period from four to three years and the stock option vesting period from five to four years.

–	For fiscal 2016 PSU grants, eliminated annual ROIC hurdles while retaining the more challenging three-year average ROIC minimum threshold for the performance period.

•	Determined that long-term incentive awards for executive officers will continue to be allocated 50% to PSUs, 25% to RSUs and 25% to stock options, as in fiscal 2015.

•	Continued the focus on pay for performance, basing the overall funding of the 2016 short-term incentive plan (“STIP”) on the Company’s achievement of pre-determined adjusted revenue and adjusted EPS goals and setting challenging ROIC goals for PSU awards.

•	Set the overall funding level of the 2016 STIP at 125% of target funding, based upon the Company’s performance against the established revenue and adjusted EPS performance targets.

•	Approved grants of stock options, RSUs, PSUs and Deferred Compensation Program (“DCP”) contributions in alignment with our compensation philosophy and program.

•	Added a retirement provision to equity awards granted to U.S. employees, applicable to grants made November 5, 2015 forward, which provides for continued vesting of RSUs and stock options and pro-rata continued vesting of PSUs when a person retires, if that person is either (a) 65 year of age or (b) 55 years of age and has 10 years of continuous service with the Company.

Details of these actions are provided in the applicable sections of the CD&A.

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Looking Ahead to Fiscal 2017

During fiscal 2016, the Committee made additional decisions relating to executive pay for fiscal 2017, including:

•	Amended CEO’s Employment Agreement to add adjusted net income as a check on adjusted EPS such that increases in annual equity grant values would be based on the lower growth of the two metrics, and decreases in annual equity grant value would be based on the larger decline of the two metrics.

•	Amended CEO’s Employment Agreement to remove annual housing allowance.

•	Based funding of the 2017 STIP on the achievement of pre-determined adjusted revenue and adjusted EPS goals, as in fiscal 2016.

•	Determined that long-term incentive awards for executive officers will continue to be allocated 50% to PSUs, 25% to RSUs and 25% to stock options, as in fiscal 2016.

•	Determined to utilize relative TSR as well as ROIC as performance measures for PSUs awarded as long-term incentive compensation to provide a more balanced approach with one consistent absolute metric (ROIC) and one relative metric (TSR).

Best Compensation Practices and Policies
Below are highlights of our current practices and policies that guide our executive compensation program. We believe the following items promote good corporate governance and are in the best interests of our stockholders and NEOs:
Double-trigger for accelerated equity vesting upon a change of control
No tax gross-ups on severance or change of control payments
Golden parachute policy
Compensation recoupment (“clawback”) policy
Anti-hedging and anti-pledging policy
No option repricing without stockholder consent
Heavy emphasis on performance-based compensation
Robust stock ownership guidelines for our CEO, non-employee directors and executive officers
Independent compensation consultant
Annual risk assessments

What Guides Our Compensation Program

Our Compensation Philosophy

The ability to compete effectively in the markets within which we operate depends to a large extent on our success in identifying, recruiting, developing and retaining management talent. We also need to remain focused on creating sustainable long-term growth and stockholder value. To this end, the design of our executive compensation program and the decisions made by the Committee are guided by the following principles:

•	Pay for performance. We believe that our compensation programs should motivate high performance among our NEOs within an entrepreneurial, incentive-driven culture and that compensation levels should reflect the achievement of short-and long-term performance objectives.

•	Competitive pay. We aim to establish overall target compensation (compensation received when achieving expected results) that is competitive with that being offered to individuals holding comparable positions at other public companies with which we compete for business and talent.

•	Focus on total direct compensation. We seek to offer a total executive compensation package that best supports our leadership talent and business strategies. We use a mix of fixed and variable pay to support these objectives, as well as provide benefits and perquisites, where appropriate.

The Principal Elements of Pay: Total Direct Compensation (“TDC”)

Our compensation philosophy is supported by the following principal elements in our annual executive compensation program:

Element	Form	Purpose
Base Salary	Cash (fixed)	Provides a competitive level of pay that reflects the executive’s experience, role and responsibilities
Short-Term Incentive Plan (“STIP”)	Cash (variable)	Rewards achievement of individual, business segment/function and/or overall corporate results for the most recently completed fiscal year
Long-Term Incentives	Equity (variable)	Provides meaningful incentives for management to execute on longer-term financial and strategic growth goals that drive stockholder value creation and supports the Company’s retention strategy
Deferred Compensation	Cash (variable)	Rewards achievement of corporate results and also serves as a differentiating recruiting tool and retention mechanism.

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The charts below, which show the TDC of our CEO and our other NEOs for fiscal 2016, illustrate that a majority of NEO TDC is performance based (90.2% for our CEO and an average of 80.5% for our other NEOs). These charts exclude the value of other benefits and perquisites.

2016 ANNUAL TARGET CEO PAY	2016 ANNUAL TARGET AVERAGE NEO PAY

Our Decision-Making Process

The Compensation Committee oversees the compensation and benefits programs for our NEOs. The Committee is comprised solely of independent, non-employee members of the Board of Directors. The Committee works very closely with its independent compensation consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which may be accessed through investors.hologic.com.

The Role of the Committee

The Committee seeks to ensure that the links between our executive compensation program and our business goals are responsible, appropriate and strongly aligned with stockholder interests. The Committee annually determines the compensation levels of our NEOs by considering several factors, including:

•	Each NEO’s role and responsibilities

•	How the NEO is performing those responsibilities

•	Our historical and anticipated future financial performance

•	Compensation practices of the companies in our peer group(s)

•	Survey data from a broader group of comparable public companies (where appropriate)

The Role of Management

During fiscal 2016, Mr. MacMillan reviewed the performance and compensation of the NEOs, other than himself, and made recommendations as to their compensation to the Committee. No executive officer participates in the deliberations of the Committee regarding his or her own compensation.

The Role of the Independent Consultant

The Committee retained Pearl Meyer & Partners (“Pearl Meyer”) to serve as its executive compensation consultant for fiscal 2016. Pearl Meyer did not perform any services for us other than as directed by the Committee.

During fiscal 2016, Pearl Meyer advised the Committee on a variety of subjects such as compensation plan design and trends, pay for performance analytics, benchmarking norms, and other such matters. Pearl Meyer also conducted a risk assessment of our executive compensation practices for fiscal 2016, as described in “Risk Oversight” on pages 10 and 11. Pearl Meyer reports directly to the Committee, participates in meetings as requested and communicates with the Committee Chair between meetings as necessary.

Prior to engaging Pearl Meyer, the Committee reviewed the firm’s qualifications as well as its independence and any potential conflicts of interest. The Committee has the sole authority to modify or approve Pearl Meyer’s compensation, determine the nature and scope of its services, evaluate its performance, and terminate the engagement and hire a replacement or additional consultant at any time.

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Peer Group

The Committee compares our executive compensation program to a group of companies that are comparable in terms of size and industry (the “Primary Peer Group”). The overall purpose of this peer group is to provide a market frame of reference for evaluating our compensation arrangements (current or proposed), understanding compensation trends among comparable companies, and reviewing other compensation and governance-related topics that may arise during the course of the year.

For setting target compensation levels for NEOs in fiscal 2016, the Company examined the practices of the following 12 companies (as well as other relevant data):

2016 Primary Peer Group Composition

Alere, Inc.	Intuitive Surgical, Inc.
Boston Scientific Corporation	PerkinElmer, Inc.
C.R. Bard, Inc.	ResMed, Inc.
DENTSPLY Sirona, Inc.	St. Jude Medical, Inc.
Edwards Lifesciences Corp.	Varian Medical Systems, Inc.
IDEXX Laboratories, Inc.	Waters Corporation

PEER GROUP DATA*

	Revenue ($M)	Enterprise Value ($M)
50th Percentile	$2,640	$9,075
Hologic	$2,549	$11,912
Hologic Rank	49th	62nd
*	Data as available March 2015.

With the exception of Mr. MacMillan, the fiscal 2016 target annual TDC opportunities, comprised of base salary, target annual STIP, annual long-term incentive awards and deferred compensation contributions, were determined to be, on average, competitive with the market median. The Committee recognizes that Mr. MacMillan is a seasoned, accomplished CEO whose market for prospective employment opportunities likely includes larger organizations. As such, Mr. MacMillan’s fiscal 2016 target annual TDC opportunity is well above the median of the Primary Peer Group.

Changes to the Primary Peer Group

Pearl Meyer reviews our Primary Peer Group annually for appropriateness based on a variety of factors including: similarities in revenue levels and size of market capitalization and enterprise value, similarities to the industries in which we operate, the overlapping labor market for top management talent, our status as a publicly traded, U.S.-based, non-subsidiary company, and various other characteristics. The Company uses enterprise value in addition to market capitalization for comparative purposes because of its capital structure.

2015 to 2016

As a result of this review in 2015, the Committee changed the Primary Peer Group used for purposes of fiscal 2016 compensation from that utilized for purposes of fiscal 2015 compensation by making the following changes:

Changes	Companies		Rationale
Removals	•	Bio-Rad Laboratories, Inc.	•	Bio-Rad and Bruker were too small in terms of market capitalization and enterprise value
	•	Bruker Corporation
	•	CareFusion Corporation	•	CareFusion and Hospira were both pending acquisition at the time of the analysis
	•	Hospira, Inc.
Additions	•	Boston Scientific Corporation	•	Both are reasonable in terms of size and industry, and helped the peer group, in aggregate, more closely approximate our size
	•	St. Jude Medical, Inc.

2016 to 2017

Following the 2016 review by Pearl Meyer of our Primary Peer Group, the Committee changed the Primary Peer Group utilized for purposes of fiscal 2017 compensation from that utilized for purposes of fiscal 2016 compensation by making the following changes:

Changes	Companies		Rationale
Removals	•	Alere, Inc.	•	Alere was pending acquisition at the time of the analysis
Additions	•	Illumina, Inc.	•	Both are reasonable in terms of size and industry, and helped the peer group, in aggregate, more closely approximate our size
	•	Zimmer Biomet Holdings, Inc.

Supplemental Practices Peer Group

Pearl Meyer also developed a Supplemental Practices Peer Group of larger companies to serve as a reference point in understanding design characteristics of compensation programs at larger companies. The group was not used to set compensation levels for the NEOs. The group consists of both direct product competitors and recent sources of executive talent. Below is the Supplemental Practices Peer Group which the Company referenced while assessing compensation design for fiscal 2016 compensation.

Supplemental Practices Peer Group Composition

Abbott Laboratories	Stryker Corporation
Becton, Dickinson and Company	Zimmer Biomet Holdings, Inc.
Johnson & Johnson

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The Fiscal 2016 Executive Compensation Program in Detail

Base Salary

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent. It is the minimum payment for a satisfactory level of individual performance as long as the executive remains employed with us. Base salary is set at the Committee’s discretion after taking into account the competitive landscape including the compensation practices of the companies in our selected peer groups (and where appropriate, survey data from a broader index of comparable public companies), our business strategy, our short- and long-term performance goals and certain individual factors, such as position, salary history, individual performance and contribution, length of service with the Company and placement within the general base salary range offered to our NEOs. Mr. MacMillan’s base salary is set and adjusts in accordance with the term of his Employment Agreement. See pages 33 and 34 for details regarding his Employment Agreement.

The base salaries for our NEOs for fiscal 2016 were as follows:

	Base Salaries of NEOs(1)				Percentage
NEO	FY2016 Salary		FY2015 Salary		Increase
Stephen P. MacMillan	$1,000,000		$1,000,000		N/A
Robert W. McMahon	$500,000	(2)	$450,000		11.1%
Eric B. Compton	$485,000	(3)	$450,000		7.8%
John M. Griffin	$450,000		$435,000	(4)	3.4%
Peter J. Valenti, III	$457,500		$440,000		4.0%

(1)	Reflects base salaries set at the beginning of the fiscal year indicated.

(2)	In March 2016, the Committee increased Mr. McMahon’s base salary by $15,000 to $515,000 in connection with his expanded role and assumption of significant additional responsibilities.

(3)	In March 2016, the Committee increased Mr. Compton’s base salary by $35,000 to $520,000 in connection with his expanded role and assumption of significant additional responsibilities.

(4)	Fiscal 2015 base salary for Mr. Griffin is annualized, as Mr. Griffin joined the Company in February 2015.

The Committee increased annual base salaries for Messrs. Compton and McMahon based primarily on market adjustments, potential salary compression issues and the ongoing contributions and performance of each. Messrs. Compton and McMahon received mid-year increases in their annual base salaries due to a concurrent increase in their responsibilities in connection with, respectively, the realignment of the international business under Mr. Compton and Mr. McMahon’s increased role in global operations and regulatory and quality assurance.

Short-Term Incentive Plan (the “STIP”)

How the STIP Works

The STIP provided our NEOs the opportunity to earn a performance-based cash bonus based on the achievement of a combination of financial and non-financial corporate, divisional, and/or individual goals. Targeted payout levels are expressed as a percentage of base salary and established for each participant. An individual’s bonus components are determined by such individual’s title and/or role. Bonus payouts could range from 0% to 200% of targeted payout levels (e.g., the maximum bonus payout for an individual with a targeted payout level of 50% of annual base salary would be 100% of annual base salary).

The goals under the 2016 STIP were primarily focused on the achievement of adjusted revenue (calculated on a constant currency basis using the fiscal 2016 budget foreign exchange rates) and adjusted EPS performance objectives (for definition of adjusted EPS, see the footnotes on page 21). The 2016 STIP also provides for the assessment of performance based upon the achievement of individual performance objectives, which for some NEOs included divisional performance objectives, all of which are approved by the Committee.

The overall funding level of the 2016 STIP was determined based upon the Company’s performance against the established targets. Funding of the STIP is contingent upon achieving the threshold level for at least one of the two corporate performance objectives. If neither corporate performance objective threshold is met, there is no payout under the STIP. Individual bonus awards for NEOs were calculated based upon the overall funding level, as well as the targeted payout levels and individual performance objectives for each NEO.

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Individual Bonus Opportunity Ranges

	Bonus Opportunity Range(1)
NEO	Threshold	Target	Maximum
Stephen P. MacMillan	0%	150%	300%
Robert W. McMahon	0%	75%	150%
Eric B. Compton	0%	75%	150%
John M. Griffin	0%	75%	150%
Peter J. Valenti, III	0%	75%	150%

(1)	Expressed as a percentage of base salary.

2016 Performance Objectives and Results

The Committee believed the financial performance components of the 2016 STIP were achievable, but appropriately challenging, based on market climate and internal budgeting and forecasting. The following table outlines the threshold, target and maximum financial performance objectives for the 2016 STIP, as well as the results achieved:

				Actual Achieved
Performance Measures	Threshold	Target (100%)	Maximum	under 2016 STIP
Adjusted Revenue (60% weighting)	$2.705 billion	$2.840 billion	$2.992 billion	$2.845 billion
Adjusted EPS (40% weighting)	$1.67	$1.85	$2.04	$1.96

Revenue at target represents approximately 5% growth over prior year actual revenue, while revenue at maximum represents approximately 11% growth over prior year actual revenue. Adjusted EPS at target represents approximately 11% growth over prior year adjusted EPS, while EPS at maximum represents approximately 22% growth over prior year adjusted EPS. If there is no growth in revenue or adjusted EPS, there is no payout under the applicable target.

Based upon the Company’s performance against the established performance targets, the Committee set the overall funding level of the 2016 STIP at 125% of target funding. Individual bonus awards for NEOs were then calculated based upon this overall funding level as well as the targeted payout levels and individual performance objectives for each NEO as discussed in more detail below.

Individual performance objectives for our NEOs were aligned with the top three risks identified in our annual Enterprise Risk Management process. Mr. Valenti’s individual performance objectives also included revenue growth performance goals for the Breast and Skeletal Health divisions.

2016 STIP Awards

Mr. MacMillan

Mr. MacMillan’s targeted payout level was 150% of base salary, with 80% of his bonus opportunity tied to corporate financial performance (60% of which is based on adjusted revenue and 40% of which is based on adjusted EPS) and 20% tied to individual performance objectives. Mr. MacMillan’s individual performance objectives were designed to reward the achievement of goals relating to strengthening the product pipeline, growing the business, building capabilities to achieve international growth, continued strengthening and development of the leadership team and succession planning. Based on the Company’s financial performance as well as an assessment of Mr. MacMillan’s performance for fiscal 2016, Mr. MacMillan was awarded a total bonus amount of $1,875,000, which represents 125% of his overall target amount.

Mr. McMahon

Mr. McMahon’s targeted payout level was 75% of base salary, with 80% of his bonus opportunity tied to corporate financial performance (60% of which is based on adjusted revenue and 40% of which is based on adjusted EPS) and 20% tied to individual performance objectives. Mr. McMahon’s individual performance objectives were designed to reward the achievement of goals relating to driving the Company’s capital allocation strategy to provide for acquisition capacity, including effective management of the Company’s debt strategy, maximizing international business potential through execution of foreign exchange hedging strategy and optimizing our global structure. His individual performance objectives also included continuing to build team capabilities, identifying critical positions and talent, accelerating the development of critical talent and increasing engagement. Based on the Company’s financial performance as well as an assessment of Mr. McMahon’s performance for fiscal 2016, Mr. McMahon was awarded a total bonus amount of $485,000, which represents 126% of his overall target amount.

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Mr. Compton

Mr. Compton’s targeted payout level was 75% of base salary, with 80% of his bonus opportunity tied to corporate financial performance (60% of which is based on adjusted revenue and 40% of which is based on adjusted EPS) and 20% tied to individual performance objectives. Mr. Compton’s individual performance objectives were designed to reward the achievement of goals relating to meeting all 2016 product launch dates and major project milestones, identifying a clear pipeline of product launches for 2017-2020, establishing insights required for new product development in international focus markets, identifying critical positions on his team, creating succession plans for those roles and retaining key personnel. Based on the Company’s financial performance as well as an assessment of Mr. Compton’s performance for fiscal 2016, Mr. Compton was awarded a total bonus amount of $490,000, which represents 126% of his overall target amount.

Mr. Griffin

Mr. Griffin’s targeted payout level was 75% of base salary, with 80% of his bonus opportunity tied to corporate financial performance (60% of which is based on adjusted revenue and 40% of which is based on adjusted EPS) and 20% tied to individual performance objectives. Mr. Griffin’s individual performance objectives were designed to reward the achievement of goals relating to delivering intellectual property legal support for the fiscal 2016 innovation plan and research and development programs, executing compliance program enhancements, promoting collaboration and communication and creating efficiencies in support of global business initiatives, and completing development and retention plans for successors. Based on the Company’s financial performance as well as an assessment of Mr. Griffin’s performance for fiscal 2016, Mr. Griffin was awarded a total bonus amount of $425,000, which represents 126% of his overall target amount.

Mr. Valenti

Mr. Valenti’s targeted payout level was 75% of base salary, with 60% of his bonus opportunity tied to corporate financial performance (60% of which is based on adjusted revenue and 40% of which is based on adjusted EPS) and 40% tied to individual performance objectives. Mr. Valenti’s individual performance objectives were designed to reward the achievement of goals relating to growing divisional revenue in the U.S. and internationally, achieving Breast and Skeletal Health product launch dates and major product development milestones, identifying a clear pipeline of Breast and Skeletal Health products and launch timelines for 2017-2020, validating new products with international focus markets, creating succession and development plans for critical roles and retaining critical personnel. Based on the Company’s financial performance as well an assessment of Mr. Valenti’s performance for fiscal 2016, Mr. Valenti was awarded a total bonus amount of $435,000, which represents 127% of his overall target amount.

Long-Term Equity Incentives

We believe that strong sustainable corporate performance is achieved with a culture that encourages long-term focus by our NEOs and aligns the interests of our NEOs with those of our stockholders. We also use our long-term awards to attract and retain critical employee talent by providing a competitive market-based opportunity. To achieve these objectives, we award long-term equity incentives on an annual basis in the form of equity as follows:

•	50% in the form of performance stock units (“PSUs”), which vest only if the Company achieves a pre-determined return on invested capital (“ROIC”) three-year average minimum threshold. If the threshold is achieved, the level of payout in comparison to the target number of PSUs granted is determined by the three-year average ROIC achievement against the ROIC goal at the end of the three-year performance period. At the vesting date, any earned awards are settled in shares of Hologic common stock. For details about our use of ROIC as a performance measure, please see “Why ROIC?” below. PSUs also are subject to the terms and conditions set forth in the form of Performance Stock Unit Award Agreement.

•	25% in the form of stock options, which vest in four equal annual installments, becoming fully vested on the fourth anniversary of the grant date.[1] Stock options have a ten-year term, and are subject to the terms and conditions set forth in the form of Stock Option Award Agreement.

•	25% in the form of restricted stock units (“RSUs”), which vest in three equal annual installments, becoming fully vested on the third anniversary of the grant date.[2] Only vested RSUs can be exchanged for shares of Hologic common stock. RSUs also are subject to the terms and conditions set forth in the form of Restricted Stock Unit Award Agreement.

1	In fiscal 2016, the Committee reduced the stock option vesting period from five to four years for fiscal 2016 and future stock option grants.

2	In fiscal 2016, the Committee reduced the RSU vesting period from four to three years for fiscal 2016 and future RSU grants.

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Why ROIC?

In addition to being well-received and supported by our stockholders, use of ROIC:

Creates an effective balance in our program of growth (our STIP focuses on adjusted revenue and adjusted EPS) and returns (our long-term incentives focus on ROIC)

Holds management accountable for the efficient use of capital

Links executive compensation to value creation

PSUs only vest if the Company achieves a pre-determined average ROIC threshold at the end of a three-year performance period. This threshold requires improvement on ROIC over the three-year performance period. If the target three-year average ROIC goal is achieved, 100% of the PSUs granted will vest. If we fail to achieve the minimum three-year average ROIC threshold, none of the PSUs granted for that three-year performance period will vest and all will be forfeited. The maximum payout for PSUs is limited to 200% of the target number of PSUs granted and is earned only if we achieve the maximum three-year average ROIC goal.

The key building blocks of our ROIC metric are: (1) adjusted net operating profit after tax (“NOPAT”), (2) average net debt, and (3) average stockholders’ equity. ROIC is calculated as NOPAT/(average net debt + average stockholders’ equity).1

In fiscal 2016, the Committee eliminated annual ROIC hurdles for fiscal 2016 PSU grants while retaining the more challenging three-year average ROIC minimum threshold for the performance period. The Committee viewed the annual hurdles as having the potential to penalize recipients for executing value-enhancing acquisitions but believes retaining the three-year average ROIC minimum threshold incents management to remain disciplined on value creation.

The following table outlines the threshold, minimum, target and maximum three-year average ROIC goals for the PSUs granted as fiscal 2016 long-term incentive awards (see “2016 Long-Term Annual Incentive Award Grants” below):

Three-Year Average ROIC Goal(1)	Percentage of PSUs Vested(2)
<11%	0%
11%	50% (Minimum)
12%	100% (Target)
13%	125%
≥14%	200% (Maximum)
(1) Calculated at the end of the three-year performance period.
(2) Expressed as a percentage of granted PSUs vesting.

The target goal of 12% represents a 100 basis point increase from the ROIC target goal for PSUs granted as 2015 long-term incentive awards. This ROIC target goal for the fiscal 2016 awards also takes into account potential mergers and acquisitions and share repurchases through fiscal 2018. In addition, the performance scale was widened for 2016 PSU grants to create a non-linear performance scale above target which only accelerates once ROIC of 13% is achieved.

The Company achieved annual ROIC for fiscal 2016 of 12.7%. If we fail to achieve the minimum three-year average ROIC goal of 11% for the fiscal 2016-2018 performance period, none of the PSUs granted as fiscal 2016 long-term incentive awards will vest and all will be forfeited.

1	NOPAT is calculated in a manner similar to the calculation of adjusted net income, as used for the calculation of adjusted EPS under our STIP as described on page 21, except non-operating income and expenses are excluded, such as interest expense, etc. Average stockholders’ equity is the average of the beginning of the period and the end of the period stockholders’ equity; provided, however, that average stockholders’ equity is adjusted to exclude any charges for impairment of goodwill or other intangible assets that occur after September 28, 2013. Average net debt is the average of the beginning of the period and the end of the period net debt which is the total book value of all debt outstanding less cash, cash equivalents and restricted cash.

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2016 Long-Term Annual Incentive Award Grants

The annual long-term incentive awards granted to our NEOs in November of 2015 (fiscal 2016) as compared to awards for fiscal 2015 are set forth below:

NEO	FY2016 Award Value(1)		FY2015 Award Value(1)		% Change
Stephen P. MacMillan	$7,250,000		$7,275,000		(0.3%)
Robert W. McMahon	$1,900,000	(2)	$1,500,000		26.7%
Eric B. Compton	$2,000,000	(2)	$1,525,000		31.1%
John M. Griffin	$1,200,000		$1,150,000	(3)	4.3%
Peter J. Valenti, III	$1,000,000		$800,000		25.0%
(1)	The award values in this table differ slightly from the grant date fair values of the awards reported in the Grants of Plan-Based Awards Table. The award values in this table are the values awarded by the Committee while the grant date fair value of each award reporting in the Grants of Plan-Based Awards Table is the award value for accounting purposes.

(2)	Includes value of mid-year equity awards discussed below. Not including these mid-year awards, Mr. McMahon’s award value increased 6.7% from fiscal 2015 to 2016 and Mr. Compton’s award value decreased 1.6% from fiscal 2015 to 2016.

(3)	Reflects annual equity grant of $650,000 and incentive sign-on equity grant of $500,000, both awarded when Mr. Griffin joined the Company in February 2015.

Messrs. McMahon and Compton received mid-year equity grants during fiscal 2016 valued at $300,000 and $500,000, respectively, due to increased responsibilities assumed mid-year in connection with Mr. McMahon’s increased role in global operations and regulatory and quality assurance and the realignment of the international business under Mr. Compton. As with the annual grants, the award values for these supplemental grants were allocated 50% to PSUs, 25% to RSUs and 25% to stock options. Mr. Valenti received a significant increase in the value of his long-term incentive award from 2015 to 2016 partially to align with market practice, but also in consideration of the key role his division plays and is expected to play in the Company’s growth, as well as acknowledging the importance of retaining his talent.

Deferred Compensation

Deferred Compensation Program (“DCP”) Contributions

The DCP is a non-qualified retirement program that provides our NEOs with benefits in excess of what may be provided under our 401(k) Savings and Investment Plan and tax code limitations. The Committee considers the DCP Company contribution in the context of total compensation and views the contribution as a tool to help close a competitive market gap when evaluating the total value of annual compensation.

The DCP allows NEOs to contribute up to 75% of their base salary and 100% of their annual bonus to a supplemental retirement account. In addition, the Company has the ability to make annual discretionary contributions to the DCP. Each DCP contribution the Company makes on behalf of our NEOs is subject to a three-year vesting schedule, such that one-third of each contribution vests annually and each contribution is fully-vested three years after the contribution is made. In addition, Company contributions become fully vested upon: (i) death, disability or a change of control; (ii) retirement after the attainment of certain age and/or service milestones; or (iii) as otherwise provided by the Committee in its sole discretion. The DCP Company contributions granted to our NEOs in November 2015 (fiscal 2016) and November 2016 (fiscal 2017) are set forth below:

	DCP Company Contribution
NEO	November 2016 (fiscal 2017)	November 2015 (fiscal 2016)
Stephen P. MacMillan	$312,500	$437,500
Robert W. McMahon	$180,000	$250,000
Eric B. Compton	$180,000	$250,000
John M. Griffin	$180,000	$250,000
Peter J. Valenti, III	$150,000	$201,250

The amount of the Company DCP contribution to each individual is based upon role/job level target values. An individual’s final Company DCP contribution is based on the applicable target value, as modified to track the STIP funding factor. The STIP funding factor applicable to the DCP contributions made in November 2016 was based on the STIP funding factor for fiscal 2016, which was 125%. The STIP funding factor applicable to the DCP contributions made in November 2015 was based on the STIP funding factor for fiscal 2015, which was 175%.

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Employment, Change of Control and Severance Agreements

Our Position on Employment, Change of Control and Severance Agreements

Our ability to build the exceptional leadership team in place today was due in large part to our having a full complement of compensation tools available to us and the flexibility to use them. This includes the ability to leverage employment, change of control and severance agreements.

The Committee strongly believes that together, our employment, change of control and severance agreements, which are guided by our compensation philosophy and governance practices and policies (e.g., double-trigger change of control provisions, no tax gross-ups), are well aligned with those of our peers. More importantly, they foster stability within senior management by helping our executives maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of our Company.

We also understand the concern of our stockholders regarding severance arrangements, and in 2015, the Committee adopted a Policy on Executive Severance Agreements. This policy limits severance benefits under any new severance or employment agreements entered into with executive officers to 2.99 times the sum of the executive officer’s base salary and non-equity incentive plan payment or other annual non-equity bonus or award; any benefits in excess of this amount must be ratified by stockholders. For purposes of this policy “severance benefits” do not include the value of accelerated vesting of any outstanding equity awards or payments under the Company’s retirement and deferred compensation plans. Details about the specific arrangements made with our NEOs are set forth below.

Employment Agreement

Mr. MacMillan

Amended and Restated Agreement, effective September 27, 2015

On September 18, 2015, the Company entered into an Amended and Restated Employment Agreement (the “2015 Employment Agreement”) with Mr. MacMillan, effective as of September 27, 2015. The 2015 Employment Agreement has an initial term of five years and will be automatically extended for an additional five-year period unless either the Company or Mr. MacMillan notifies the other party not later than June 27, 2020 that the notifying party has elected not to extend the initial term.

Consistent with the terms of Mr. MacMillan’s prior agreement, the 2015 Employment Agreement provides that Mr. MacMillan will receive an initial base salary at the annual rate of $1,000,000 and a target bonus opportunity under the Company’s STIP of no less than 150% of his annual base salary. Any future increases in Mr. MacMillan’s base salary will be tied to the average employee merit pool percentage increase approved for base salaries of U.S. salaried employees. The Company also agreed to continue to contribute to the Company’s DCP on behalf of Mr. MacMillan in fiscal 2016 and each fiscal year thereafter, with an initial target amount of $232,000 in fiscal 2016. The amount may be modified in subsequent fiscal years consistent with changes for other executive officers. During the initial five-year term of the 2015 Employment Agreement, the Company agreed to provide Mr. MacMillan with a housing allowance of $100,000 per year to cover housing in the greater Boston area (prior to the amendment discussed below which removed the annual housing allowance).

Pursuant to the 2015 Employment Agreement, Mr. MacMillan also receives an annual equity grant under the Company’s 2008 Amended and Restated Equity Incentive Plan. The value of the grant for fiscal 2016 (made in November 2015) was $7,250,000. Pursuant to the 2015 Employment Agreement (prior to the amendment discussed below which includes net income as a tempering measure), the grant value for subsequent years adjusts as follows: (i) for every one percent (1%) that the Company exceeds the prior fiscal year’s adjusted earnings per share (“EPS”), the annual grant value will be increased by one-half of one percent (0.5%); and (ii) for every one percent (1%) that the Company is below prior year EPS, the annual grant value will be reduced by one percent (1%). EPS shall be calculated in the same manner as calculated for purposes of the STIP. If EPS is not a financial metric under the STIP in any year, EPS for that year will be the Company’s publicly reported non-GAAP EPS. As soon as practicable after the end of each fiscal year, Mr. MacMillan will also receive a matching restricted stock unit (“Matching RSU”) grant with a value equal to the number of shares held by Mr. MacMillan as of the fiscal year end, up to a maximum annual grant value of $1,000,000. For purposes of the Matching RSU grant, shares held will include issued and outstanding shares held directly by Mr. MacMillan as well as vested equity, the settlement of which has been deferred pursuant to the Company’s DEP, but will not include shares issued upon the vesting of Matching RSUs.

The severance provisions of the 2015 Employment Agreement are unchanged from Mr. MacMillan’s prior employment agreement. If, during the term of the 2015 Employment Agreement, Mr. MacMillan’s employment is terminated by the Company without cause or if Mr. MacMillan terminates his employment for good reason (as such terms are defined in the 2015 Employment Agreement), then he will be entitled to: (i) a payment equal to his accrued compensation through the termination date, which includes pro-rated base salary, reimbursement for business expenses, vacation pay, his annual bonus for the fiscal year prior to the year in which the termination occurs if not paid prior to his termination date, and any vested and/or earned amounts or benefits under the Company’s employee benefit plans, programs, policies or practices; (ii) continued payment of a cash severance amount in equal payments over a two-year severance period in a total amount equal to two times the sum of his annual base salary plus his annual cash bonus for the prior fiscal year; and (iii) payment of a cash severance in the amount of Mr. MacMillan’s annual cash bonus for the fiscal year in which such termination occurs, pro-rated for the then current fiscal year and payable no later than the thirtieth of November following the end of the applicable fiscal year in which the award was earned. If,

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following a Notice of Non-Renewal by either Mr. MacMillan or the Company and at or after the expiration of the term, Mr. MacMillan’s employment is terminated by the Company without cause or if Mr. MacMillan terminates his employment for good reason, then he will be entitled to the compensation described above, except that the severance period and amount shall be for one year rather than two. In each case, receipt of any severance payments or benefits is conditioned upon Mr. MacMillan’s release of all claims against the Company and its officers and directors.

Mr. MacMillan’s other existing agreements, including his Non-Competition and Proprietary Information Agreement, Change of Control Agreement, Indemnification Agreement and outstanding option and other equity agreements with the Company remain outstanding and are unchanged by the 2015 Employment Agreement. In the event that Mr. MacMillan receives benefits as the result of a change of control, such benefits will be in lieu of any of the severance benefits provided for in the 2015 Employment Agreement.

Amendment No. 1 to the 2015 Employment Agreement

In September 2016, the Company and Mr. MacMillan entered into an amendment to his 2015 Employment Agreement. This amendment provided for the removal of the annual housing allowance, effective for fiscal 2017, and, more significantly, to add adjusted net income as a check on adjusted EPS such that increases in annual equity grant values would be based on the lower growth of the two metrics, and decreases in annual equity grant value would be based on the larger decline of the two metrics. The Compensation Committee recommended these changes to the full Board (other than Mr. MacMillan), which approved. The Board views the addition of the net income metric and the use of whichever metric, net income or adjusted EPS, grows less to limit increases in the annual equity grant value and the use of whichever metric decreases more to drive decreases in annual grant value as a thoughtful and creative design in the best interests of both the Company and its stockholders.

Change of Control and Severance Agreements

The Committee believes that Change of Control agreements benefit a company in the event of a change of control or a potential change of control by promoting stability during a potentially uncertain period and allowing executives who are parties to such agreements to focus on continuing business operations and the success of a potential business combination. The Committee believes that providing change of control and severance benefits eliminates, or at least reduces, any reluctance of senior management to pursue potential change of control transactions that may be in the best interests of stockholders.

The Company has entered into change of control agreements and/or severance agreements with certain of its senior executive officers, including our NEOs.

Mr. MacMillan

As described above, the Company has entered into an employment agreement with Mr. MacMillan that provides for the payment of severance in certain circumstances. The Company also entered into a Change of Control Agreement with Mr. MacMillan upon his joining the Company in December 2013.

Change of Control. Mr. MacMillan’s Change of Control Agreement provides that in the event of a change of control during the term of the agreement, if, in anticipation of or within the three-year period following the change of control (the “Employment Period”), his employment is terminated for reasons other than death, disability or cause, or he resigns for good reason, he is entitled to certain benefits (a double-trigger arrangement). In such circumstances, he shall have the right to receive (i) a lump sum cash payment equal to his accrued and unpaid compensation through the date of his termination; (ii) a pro-rata highest annual bonus (as defined below) based on the number of days elapsed during the fiscal year through the date of termination; (iii) a lump sum cash payment equal to the product of 2.99 times the sum of his annual base salary for the fiscal year preceding the date of termination and highest annual bonus; and (iv) immediate and full vesting of all stock options, RSUs, PSUs and other equity awards, with any options (or other similar awards) remaining exercisable for the shorter of the remaining term of the award or a period of one year following the executive’s termination.

The term “highest annual bonus” is defined as the greater of (i) the average of annual bonuses paid to the executive over the three fiscal years preceding the fiscal year in which the change of control occurs; (ii) the annual bonus paid to the executive in the fiscal year preceding the fiscal year in which the change of control occurs; or (iii) the target bonus award opportunity associated with the Company achieving its 100 percent target payout level as determined in accordance with the Company’s bonus plan for the fiscal year preceding the fiscal year in which the change of control occurs. Mr. MacMillan will continue to receive health and dental benefits for the remaining term of the Employment Period. Mr. MacMillan’s Change of Control Agreement does not provide for any change of control benefits, including the acceleration of equity awards, if he remains employed by the Company, is terminated by the Company for cause or voluntarily terminates his employment (other than a resignation for good reason).

If Mr. MacMillan dies or his employment is terminated by reason of disability during the Employment Period, then he, or his heirs or estate, is entitled to receive (i) a lump sum cash payment equal to all accrued and unpaid compensation through the date of termination (or death) plus a pro-rata highest annual bonus based on the number of days elapsed during the fiscal year through the date of termination (or death); (ii) continuation of certain welfare benefits for the remaining term of the Employment Period; and (iii) a lump sum cash payment equal to the sum of his annual base salary and the highest annual bonus.

In the event any payments and benefits provided under the Change of Control Agreement is subject to excise taxes under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then the payment shall be reduced so that no payment to be made or benefit to be provided to the executive shall be subject to the excise tax.

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Messrs. McMahon, Compton and Griffin

The Company has entered into a Severance and Change of Control Agreement with each of Messrs. McMahon, Compton and Griffin.

Severance. Each agreement provides that if the executive is terminated by the Company without cause or resigns for good reason, then he is entitled to receive certain benefits, including (i) a lump sum cash payment equal to the executive’s accrued and unpaid compensation through the termination date, which includes base salary, reimbursement for reasonable and necessary business expenses and vacation pay; (ii) a pro-rated bonus for the year in which the executive was terminated; (iii) for one-year from the date of termination, continuation of the executive’s previous year’s salary and payment of an amount equal to the executive’s average annual bonus divided by the number of payroll periods during such one-year severance period; and (iv) a one-year continuation of the executive’s medical and dental benefits. The severance pay and benefits provided under the Severance and Change of Control Agreements are in lieu of any other severance or termination pay to which the executive may be entitled under any other severance or termination plans, programs or arrangements. In the event that the executive receives benefits as the result of a change of control, then the executive will receive such change of control benefits in lieu of any of the severance benefits.

Change of Control. Terms relating to benefits payable to Messrs. McMahon, Compton and Griffin in connection with termination shortly before or within three years of a change of control are identical to those described above for Mr. MacMillan except that (i) with respect to the exercise of stock options, Messrs. McMahon and Compton have the longer of (A) the period of time provided for in the applicable equity award agreement or plan, or (B) the shorter of the remaining term of the applicable equity award or a period of one year following the executive’s termination; and (ii) Messrs. McMahon, Compton and Griffin shall continue to receive health and dental benefits for a period of one year following the executive’s termination.

In the event any payments and benefits provided under the Severance and Change of Control Agreements are subject to excise taxes under Section 280G of the Code, then the payment shall be reduced so that no payment to be made or benefit to be provided to the executive shall be subject to the excise tax.

Mr. Valenti

The Company has entered into a Severance Agreement as well as a Change of Control Agreement with Mr. Valenti.

Severance. Mr. Valenti’s Severance Agreement provides that if he is terminated by the Company without cause or resigns for good reason, then he is entitled to receive certain benefits, including (i) a lump sum cash payment equal to his accrued compensation through the termination date, which includes base salary, reimbursement for reasonable and necessary business expenses and vacation pay; (ii) a pro-rated bonus for the year in which he was terminated (based on the average of the bonuses paid for the prior three fiscal years); and (iii) a fifteen-month continuation of his annual base salary. In the event any payments and benefits provided under the Severance Agreement are subject to excise taxes under Section 280G of the Code, then the payment shall be reduced so that no payment to be made or benefit to be provided to the executive shall be subject to the excise tax.

The severance pay and benefits provided under Mr. Valenti’s Severance Agreement are in lieu of any other severance or termination pay to which he may be entitled under any of our other severance or termination plans, programs or arrangements. In the event that the executive receives benefits as the result of a change of control, then the executive will receive such change of control benefits in lieu of any of the severance benefits.

Change of Control. Mr. Valenti’s Change of Control Agreement provides that in the event of a change of control and during the two-year period following the consummation of such change of control, if Mr. Valenti’s employment is terminated for reasons other than death, disability or cause, or if he resigns for good reason (a “double trigger” arrangement), Mr. Valenti shall be entitled to receive (i) a lump sum cash payment equal to his accrued compensation through the termination date, which includes base salary, reimbursement for reasonable and necessary business expenses and vacation pay; (ii) a pro-rated average annual bonus for the year in which he was terminated; (iii) a lump sum payment equal to the sum of his annual base salary and average annual bonus; (iv) immediate and full vesting of all stock options, RSUs, PSUs and other equity awards; and (v) continued health and dental benefits for a period of one year following termination.

The amount of the estimated payments and benefits payable to NEOs, assuming a change of control of the Company as of the last day of fiscal 2016, is shown in the table on page 42 under the heading “Potential Payments upon Termination or Change of Control.”

Other Practices, Policies & Guidelines

Executive Stock Ownership Guidelines

Our Board believes that our directors and officers should hold a meaningful financial stake in the Company in order to further align their interests with those of our stockholders. Our CEO is expected to achieve equity ownership in the Company with a value of five times his then current base salary and each of our other NEOs and executive officers is expected to achieve equity ownership in the Company with a value of two times his or her then current base salary, within five years of employment or five years from the adoption of the guideline, whichever is later. Only shares of stock issued and outstanding (or vested and deferred under our deferred equity plan) are credited towards the ownership goals. Mr. MacMillan has already achieved ownership in excess of the guideline, and the other NEOs are on track to meet the guideline within the five-year timeline. Information about ownership guidelines for our non-employee directors can be found in the “Director Compensation” section on page 44 of this proxy statement.

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Compensation Recoupment Policy

Under our compensation recoupment, or clawback, policy, if our Board determines that an officer engaged in fraud or willful misconduct that resulted in a restatement of the Company’s financial results, then the Board may review all performance-based compensation awarded to or earned by that officer on the basis of performance during the fiscal periods materially affected by the restatement. If, in the view of our Board, the performance-based compensation would have been lower if it had been based on the restated financial results, the Board may, to the extent permitted by applicable law, seek recoupment from that officer of any portion of such performance-based compensation as it deems appropriate after a review of all relevant facts and circumstances. Any recoupment under this policy may be in addition to, and shall not otherwise limit, any other remedies that may be available to the Company under applicable law, including disciplinary actions up to and including termination of employment.

Retirement Benefits

The Committee maintains retirement benefits to help the Company attract and retain the most highly talented senior executives. Over the years, the Committee has modified these programs to ensure competitive alignment with an evolving market. We believe the overall value of our retirement programs is consistent with our industry peers.

401(k) Savings and Investment Plan

The Company sponsors a 401(k) Savings and Investment Plan, which is a qualified retirement plan offered to all eligible employees, including our NEOs. The Plan allows participants to elect to defer a portion of their compensation on a pre-tax basis, up to the limits imposed by the Code. In 2016, which includes the first three months of the Company’s fiscal 2017, the Company matched 100% of the first 3% and 50% of the next 2% of each participant’s deferrals, up to an amount equal to 4% of the first $265,000 earned by a participant.

Deferred Equity Plan

On September 17, 2015, the Committee approved and adopted the Hologic, Inc. Deferred Equity Plan (the “DEP”), which was amended on December 15, 2015. The DEP is designed to allow executives and non-employee directors to accumulate Hologic stock in a tax-efficient manner and assist them in meeting their long-term equity accumulation goals and stock ownership guidelines. Participants may elect to defer the settlement of RSUs and PSUs granted under the Amended and Restated 2008 Equity Incentive Plan until separation from service or separation from service plus a fixed number of years. Participants may defer settlement by vesting tranche. Although the equity will vest on schedule, if deferral of settlement is elected, no shares will be issued until the settlement date. The settlement date will be the earlier of death, disability, change in control or separation from service/separation from service plus number of years elected. All of our NEOs have elected to participate in the DEP.

Equity Retirement Provision

After considering market trends in retirement program practices as well as the needs of the Company, during 2016, the Committee approved the addition of a retirement provision to its equity compensation program. The provision, which applies to U.S. employees, provides for the continued vesting of RSUs and stock options and pro-rata vesting of PSUs when a person retires, if the individual is either 65 years of age or older, or at least 55 years of age with 10 years of continuous service with the Company. While RSUs and stock options continue to vest on their original vesting schedule following retirement, PSUs vest on their original vesting date on a pro-rata basis (based on number of days employed during the applicable performance period) based on actual performance during the performance period (assuming threshold performance is achieved). If threshold performance is not achieved during the applicable performance period, no PSUs will vest. This equity retirement provision is applicable to equity grants made from November 5, 2015 forward.

Other Benefits and Perquisites

Our NEOs also generally participate in other benefit plans on the same terms as all of our other employees. These plans include our employee stock purchase plan, medical and dental insurance, life insurance, short- and long-term disability insurance programs, as well as customary vacation, leave of absence and other similar policies.

We also provide limited perquisites and personal benefits based on considerations unique to each NEO position. During fiscal 2016, we provided each of the NEOs with an automobile allowance and we provided Mr. MacMillan with a housing allowance (which has been discontinued pursuant to the September 2016 amendment to his Employment Agreement). In addition, Mr. MacMillan has access to private air transportation for business purposes. The values of all perquisites and other personal benefits provided to our NEOs are included in the “All Other Compensation” column of the Summary Compensation Table on page 38.

Tax and Accounting Considerations

The Committee considers tax and accounting implications in determining all elements of our compensation plans, programs and arrangements, although they are not the only factors considered. In some cases, other important considerations may outweigh tax or accounting considerations, and the Committee maintains the flexibility to compensate its officers in accordance with the Company’s compensation philosophy.

Section 162(m) of the Code generally limits the deductibility of compensation to $1 million per year for certain named executive officers of the Company, unless compensation in excess of the limit qualifies as performance-based compensation. Base salaries, time-vested restricted stock, time-vested retention payments, and bonuses that are not subject to the achievement of pre-established performance goals do not qualify as performance-based compensation, and are generally subject to the deduction limit. In March 2013, our stockholders approved our Amended and Restated 2008 Equity Incentive Plan that allows us to design awards that meet the conditions necessary for deductibility. We intend for stock options and certain annual incentive awards under our STIP to qualify as performance-based compensation.

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COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of Hologic, Inc., have reviewed and discussed the Compensation Discussion and Analysis (CD&A) set forth above with management of the Company, and based on such review and discussion, recommended to the Board that the CD&A be included in this report.

Compensation Committee:
Sally W. Crawford, Chair
Scott T. Garrett
Elaine S. Ullian

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table presents information regarding compensation of each of the NEOs for services rendered during fiscal 2016, 2015 and 2014. A description of our compensation policies and practices as well as a description of the components of compensation payable to our NEOs is included above under “Compensation Discussion and Analysis.”

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Stephen P. MacMillan	2016	1,000,000		—	5,437,437	1,812,490	1,875,000	—	669,665	(4)	10,794,592
Chairman, President and Chief Executive Officer	2015	1,000,000		—	5,456,214	1,811,110	2,625,000	—	441,535		11,333,859
	2014	792,308	(5)	—	15,340,523	6,764,995	1,275,000	—	285,463		24,458,289
Robert W. McMahon	2016	509,192		—	1,424,951	474,993	485,000	—	318,120	(6)	3,212,256
Chief Financial Officer	2015	450,000		—	1,124,986	373,422	595,000	—	242,105		2,785,513
	2014	147,115	(5)	—	699,998	700,000	120,723	—	417,877		2,085,713
Eric B. Compton	2016	508,962		—	1,499,886	499,984	490,000	—	346,704	(7)	3,345,536
Chief Operating Officer	2015	450,000		—	1,143,700	379,647	600,000	—	371,812		2,945,159
	2014	199,039	(5)	—	1,099,984	349,993	160,336	—	527,551		2,336,903
John M. Griffin	2016	449,539		—	899,979	299,990	425,000	—	312,460	(8)	2,386,968
General Counsel
Peter J. Valenti	2016	456,962		—	749,970	249,987	435,000		253,596	(9)	2,145,515
Division President, Breast & Skeletal Health
(1)	The amount included in the “Stock Awards” column represents the aggregate grant date fair value of RSUs and PSUs with ROIC hurdles granted during the respective fiscal year. For Mr. MacMillan, the amount in fiscal 2014 also includes the grant date fair value of PSUs subject to stock price performance conditions. In addition, Mr. MacMillan’s amount includes matching RSUs granted in March 2014 with a fair value on the date of grant of $5.2 million. These matching RSUs were issued by the Company in accordance with Mr. MacMillan’s Employment Agreement, dated December 6, 2013, as a match to shares of common stock Mr. MacMillan purchased on the open market in February 2014. The RSUs vest over time and the PSUs vest over time in the event the pre-determined performance metrics are achieved (whether ROIC hurdles or stock price performance conditions). The values of these awards have been determined under U.S. generally accepted accounting principles, which are the values used for purposes of our consolidated financial statements. The grant date fair value of RSUs and PSUs with ROIC hurdles are calculated using the closing price of our common stock on the grant date. The grant date fair value of PSUs with ROIC hurdles assumes achievement at 100% of target. The maximum payout for PSUs with ROIC hurdles is 200% of target. Assuming achievement at 200% of target, additional compensation of approximately $3.6 million, $950,000, $1 million, $600,000, and $500,000 would be recognized for PSUs granted in fiscal 2016 for each of Messrs. MacMillan, McMahon, Compton, Griffin, and Valenti, respectively; additional compensation of approximately $3.6 million, $750,000, and $762,000 would be recognized for PSUs granted in fiscal 2015 for each of Messrs. MacMillan, McMahon, and Compton, respectively, and additional compensation of approximately $3.5 million and $750,000 would be recognized for PSUs granted in fiscal 2014 for each of Messrs. MacMillan and Compton, respectively. Given the timing of Mr. McMahon’s start date in fiscal 2014, he did not receive a PSU grant for that fiscal year. The grant date fair value of PSUs subject to stock price performance conditions was calculated using the Monte Carlo simulation model. For a detailed description of the assumptions used to calculate the grant date fair value, see Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 24, 2016.

(2)	The amount included in the “Option Awards” column represents the grant date fair value of all stock options granted during the respective fiscal year. These stock options vest over time and have a ten-year term. The values have been determined under U.S. generally accepted accounting principles, which are the values used for purposes of our consolidated financial statements. For stock option valuations, we use a binomial lattice model to determine the grant date fair value. The valuation model requires the use of certain underlying assumptions, which are based on management’s best estimates. The key assumptions used in the valuation of stock options include: expected stock price volatility, expected life of the stock option, the risk-free interest rate and dividend yield. For a detailed description of the assumptions used to calculate the grant date fair value, see Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 24, 2016.

(3)	Represents cash payments under the STIP. Bonuses paid under the 2016, 2015 and 2014 STIP were based on a combination of Company and individual performance.

(4)	The amount represents (i) the Company’s contributions to the DCP in the amount of $437,500; (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan; (iii) a temporary housing allowance in the amount of $117,634; (iv) Company paid insurance premiums; (v) automobile allowance; (vi) reimbursement of expenses related to an executive leadership retreat and the Company’s annual salesforce reward trip; and (vii) tax reimbursements of $30,263 related to the leadership retreat and salesforce reward trip.

(5)	The amount represents actual base salary paid for the time during which the NEO was employed by the Company during FY2014. The annualized base salary amount for FY2014 was equal to the annual base salary for FY2015.

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(6)	The amount represents (i) the Company’s contributions to the DCP in the amount of $250,000; (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan; (iii) Company paid insurance premiums; (iv) automobile allowance; (v) reimbursement of expenses related to an executive leadership retreat; and (vi) tax reimbursements of $13,255 related to the leadership retreat.

(7)	The amount represents (i) the Company’s contributions to the DCP in the amount of $250,000 (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan; (iii) automobile allowance; (iv) Company paid insurance premiums; (v) reimbursement of expenses related to an executive leadership retreat and the Company’s annual salesforce reward trip; and (vi) tax reimbursements of $18,870 related to the leadership retreat and salesforce reward trip.

(8)	The amount represents (i) the Company’s contributions to the DCP in the amount of $250,000; (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan; (iii) automobile allowance; (iv) Company paid insurance premiums; (v) reimbursement of expenses related to an executive leadership retreat; and (vi) tax reimbursements of $12,543 related to the leadership retreat.

(9)	The amount represents (i) the Company’s contributions to the DCP in the amount of $201,250; (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan; (iii) automobile allowance; (iv) Company paid insurance premiums; (v) reimbursement of expenses related to the Company’s annual salesforce reward trip; and (vi) tax reimbursements of $5,656 related to the salesforce reward trip.

Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of	All Other Option Awards: Number of	Exercise Price of	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock or Units (#)(3)	Securities Underlying Options (#)	Option Awards ($/Sh)	Option Awards ($)(4)
Stephen P. MacMillan		0	1,500,000	3,000,000
	11/5/2015								138,358	39.96	1,812,490
	11/5/2015							45,357			1,812,466
	11/5/2015				0	90,715	181,430				3,624,971
Robert W. McMahon		0	382,500	765,000
	11/5/2015								30,534	39.96	399,995
	11/5/2015							10,010			400,000
	11/5/2015				0	20,020	40,040				799,999
	3/7/2016								6,573	34.79	74,998
	3/7/2016							2,155			74,972
	3/7/2016				0	4,311	8,622				149,980
Eric. B Compton		0	390,000	780,000
	11/5/2015								28,625	39.96	374,988
	11/5/2015							9,384			374,985
	11/5/2015				0	18,768	37,536				749,969
	3/7/2016								10,955	34.79	124,997
	3/7/2016							3,592			124,966
	3/7/2016				0	7,185	14,370				249,966
John M. Griffin		0	337,500	675,000
	11/5/2015								22,900	39.96	299,990
	11/5/2015							7,507			299,980
	11/5/2015				0	15,015	30,030				599,999
Peter J. Valenti		0	343,125	686,250
	11/5/2015								19,083	39.96	249,987
	11/5/2015							6,256			249,990
	11/5/2015				0	12,512	25,024				499,980
(1)	Represents threshold, target and maximum award amounts under the 2016 STIP. The actual amounts earned by each NEO are set forth in the Summary Compensation Table.

(2)	Represents PSUs with ROIC hurdles. These PSUs only vest if the Company exceeds a pre-determined average ROIC threshold at the end of a three-year performance period. If we fail to achieve the three-year average ROIC threshold, all of the granted PSUs for that three-year performance period will be forfeited. If the target three-year average ROIC goal is achieved, 100% of the PSUs granted will vest. The maximum payout for PSUs is limited to 200% of the shares granted and is earned only if we achieve the maximum three-year average goal. Assuming achievement at 200% of target, additional compensation of approximately $3.6 million, $950,000, $1 million, $600,000, and $500,000 would be recognized for each of Messrs. MacMillan, McMahon, Compton, Griffin, and Valenti, respectively. See “Why ROIC?” on page 31 for applicable performance measures.

(3)	Represents RSUs.

(4)	This column shows the full grant date fair value of RSUs, PSUs with ROIC hurdles and stock options under U.S. generally accepted accounting principles granted to our NEOs. The RSUs vest over time and the PSUs vest after three years in the event the pre-determined ROIC goals are achieved. The grant date fair values of RSUs and PSUs are calculated using the closing price of our common stock on the grant date. The grant date fair value of PSUs assumes achievement at 100% of target. For stock option valuations, we use a binomial lattice model to determine the grant date fair value. For a detailed description of the assumptions used to calculate the grant date fair value, see Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 24, 2016.

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Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
									Equity Incentive		Equity Incentive
									Plan Awards:		Plan Awards:
									Number of		Market or Payout
	Number of	Number of						Market Value	Unearned		Value of Unearned
	Securities	Securities				Number of		of Shares or	Shares, Units		Shares, Units or
	Underlying	Underlying		Option		Shares or		Units of Stock	or Other Rights		Other Rights
	Unexercised	Unexercised		Exercise	Option	Units of Stock		That Have Not	That Have Not		That Have Not
	Options (#)	Options (#)		Price	Expiration	That Have Not		Vested	Vested		Vested
Name	Exercisable	Unexercisable		($)	Date	Vested (#)		($)(1)	(#)(2)		($)(1) (2)
Stephen P. MacMillan	345,593	518,391	(3)	22.29	12/06/2020
	38,168	152,676	(4)	26.21	11/07/2024
		138,358	(5)	39.96	11/05/2025
						95,335	(11)	3,665,631
						237,500	(12)	9,131,875
						52,044	(14)	2,001,092
						45,357	(16)	1,743,977
									314,042	(10)	12,074,915
									277,564	(13)	10,672,336
									181,430	(15)	6,975,984
Robert W. McMahon	33,452	50,180	(6)	23.82	5/26/2021
	7,869	31,480	(4)	26.21	11/07/2024
		30,534	(5)	39.96	11/05/2025
		6,573	(7)	34.79	3/07/2026
						14,694	(17)	564,984
						10,731	(14)	412,607
						10,010	(16)	384,885
						2,155	(19)	82,860
									57,230	(13)	2,200,494
									40,040	(15)	1,539,538
									8,622	(18)	331,516
Eric B. Compton	19,073	28,610	(8)	20.89	4/14/2021
	8,001	32,004	(4)	26.21	11/07/2024
		28,625	(5)	39.96	11/05/2025
		10,955	(7)	34.79	3/07/2026
						8,377	(21)	322,096
						10,909	(14)	419,451
						9,384	(16)	360,815
						3,592	(19)	138,112
									71,804	(20)	2,760,864
									58,182	(13)	2,237,098
									37,536	(15)	1,443,259
									14,370	(18)	552,527
John M. Griffin	4,906	19,624	(9)	32.38	3/01/2025
		22,900	(5)	39.96	11/05/2025
						7,128	(23)	274,072
						7,507	(16)	288,644
									38,014	(22)	1,461,638
									30,030	(15)	1,154,654
Pete J. Valenti		23,298	(6)	23.82	5/26/2021
	4,197	16,789	(4)	26.21	11/07/2024
		19,083	(5)	39.96	11/05/2025
						6,822	(17)	262,306
						5,723	(14)	220,049
						6,256	(16)	240,543
									30,522	(13)	1,173,571
									25,024	(15)	962,173

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(1)	Based upon the closing price of $38.45, which was the closing market price on NASDAQ of our common stock on September 23, 2016, the last trading day of our common stock in fiscal 2016. The Market Value of PSUs or RSUs that have not vested was determined by multiplying the closing market price by the number of PSUs or RSUs, respectively.

(2)	The number and value of PSUs is based on achieving maximum performance, which is 200% of target.

(3)	These stock options were granted on December 6, 2013 and vest over five years in equal annual installments through December 6, 2018.

(4)	These stock options were granted on November 7, 2014 and vest over five years in equal annual installments through November 7, 2019.

(5)	These stock options were granted on November 5, 2015 and vest over four years in equal annual installments through November 5, 2019.

(6)	These stock options were granted on May 26, 2014 and vest over five years in equal annual installments through May 26, 2019.

(7)	These stock options were granted on March 7, 2016 and vest over four years in equal annual installments through March 7, 2020.

(8)	These stock options were granted on April 14, 2014 and vest over five years in equal annual installments through April 14, 2019.

(9)	These stock options were granted on March 1, 2015 and vest over five years in equal annual installments through March 1, 2020.

(10)	Represents PSUs with ROIC hurdles that were granted on December 6, 2013 and vest in one installment on December 6, 2016 only if the Company achieves pre-determined annual ROIC minimum improvement hurdles and exceeds a three-year average threshold at the end of a three-year performance period. See “Why ROIC?” on page 31 for applicable performance measures.

(11)	These RSUs were granted on December 6, 2013 and vest over four years in equal annual installments through December 6, 2017.

(12)	Represents matching RSUs that were granted on March 1, 2014 and vest over three years through March 1, 2017. In February 2014, Mr. MacMillan invested approximately $5.0 million in the Company through open market purchases of common stock (the “Purchased Shares”). Pursuant to the terms of his Employment Agreement, the Purchased Shares were matched by the Company 1:1 in “matching RSUs” on March 1, 2014. Matching RSUs are subject to three-year cliff vesting, are conditioned upon Mr. MacMillan’s continued employment (subject to certain limited exceptions), and are forfeited if Mr. MacMillan sells, or otherwise disposes of any of the Purchased Shares prior to the relevant vesting date.

(13)	Represents PSUs with ROIC hurdles that were granted on November 7, 2014 and vest in one installment on November 7, 2017 only if the Company achieves pre-determined annual ROIC minimum improvement hurdles and exceeds a three-year average threshold at the end of a three-year performance period. See “Why ROIC?” on page 31 for applicable performance measures.

(14)	These RSUs were granted on November 7, 2014 and vest over four years in equal annual installments through November 7, 2018.

(15)	Represents PSUs with ROIC hurdles that were granted on November 5, 2015 and vest in one installment on November 5, 2018 only if the Company exceeds a three-year average ROIC threshold at the end of a three-year performance period. See “Why ROIC?” on page 31 for applicable performance measures.

(16)	These RSUs were granted on November 5, 2015 and vest over three years in equal annual installments through November 5, 2018.

(17)	These RSUs were granted on May 26, 2014 and vest over four years in equal annual installments through May 26, 2018.

(18)	Represents PSUs with ROIC hurdles that were granted on March 7, 2016 and vest in one installment on March 7, 2019 only if the Company exceeds a three-year average ROIC threshold at the end of a three-year performance period. See “Why ROIC?” on page 31 for applicable performance measures.

(19)	These RSUs were granted on March 7, 2016 and vest over three years in equal annual installments through March 7, 2019.

(20)	Represents PSUs with ROIC hurdles that were granted on April 14, 2014 and vest in one installment on April 14, 2017 only if the Company achieves pre-determined annual ROIC minimum improvement hurdles and exceeds a three-year average ROIC threshold at the end of a three-year performance period. See “Why ROIC?” on page 31 for applicable performance measures.

(21)	These RSUs were granted on April 14, 2014 and vest over four years in equal annual installments through April 14, 2018.

(22)	Represents PSUs with ROIC hurdles that were granted on February 2, 2015 and vest in one installment on February 2, 2018 only if the Company achieves pre-determined annual ROIC minimum improvement hurdles and exceeds a three-year average ROIC threshold at the end of a three-year performance period. See “Why ROIC?” on page 31 for applicable performance measures.

(23)	These RSUs were granted on February 2, 2015 and vest over four years in equal annual installments through February 2, 2019.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares	Value Realized		Value Realized
	Acquired on Exercise	on Exercise	Number of Shares	On Vesting
Name	(#)	($)	Acquired on Vesting	($)(1)
Stephen P. MacMillan	—	—	65,015	2,584,613
Robert W. McMahon	—	—	10,923	392,666
Eric B. Compton	—	—	7,825	298,237
John M. Griffin	—	—	2,375	82,721
Peter J. Valenti	7,766	77,714	5,318	192,238

(1)	Value realized is calculated based on the number of shares vested multiplied by the closing price of our common stock on the date of vesting. This calculation does not account for shares withheld for tax purposes, but rather represents the gross value realized.

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Potential Payments upon Termination or Change of Control

The following table shows potential payments upon termination or a change of control for our NEOs. The terms and conditions of our employment, change of control and severance agreements with all of our NEOs are discussed above under “Compensation Discussion and Analysis – Employment, Change of Control and Severance Agreements.”

			Potential Payment on Involuntary
		Potential Payment on	Termination (Without Cause) or
	Potential Payment on	Voluntary Termination or	Termination by Executive for
	Change of Control	Termination for Cause	Good Reason
Name(a)	($)(1)(b)	($)(2)(c)	($)(3)(d)
Stephen P. MacMillan
Cash Severance	8,745,750	0	5,750,000
Share Awards(4)	41,441,224	—	—
Accelerated DCP(5)	644,745	—	—
Health/Welfare Benefits(6)	53,169	—	—
Total	50,884,888	0	5,750,000
Robert W. McMahon
Cash Severance	2,975,050	0	984,752
Share Awards(4)	4,578,509	—	—
Accelerated DCP(5)	381,804	—	—
Health/Welfare Benefits(6)	19,814	—	19,814
Total	7,955,177	0	1,004,566
Eric B. Compton
Cash Severance	3,019,900	0	998,077
Share Awards(4)	5,628,340	—	—
Accelerated DCP(5)	396,381	—	—
Health/Welfare Benefits(6)	18,455	—	18,455
Total	9,063,076	0	1,016,532
John M. Griffin
Cash Severance	2,616,250	0	862,500
Share Awards(4)	1,955,400	—	—
Accelerated DCP(5)	269,270	—	—
Health/Welfare Benefits(6)	17,722	—	17,722
Total	4,858,642	0	880,222
Peter J. Valenti
Cash Severance	927,084	0	571,875
Share Awards(4)	2,308,302	—	—
Accelerated DCP(5)	249,312	—	—
Health/Welfare Benefits(6)	17,722	—	—
Total	3,502,420	0	571,875

(1)	Benefits and payments calculated assuming the executive’s employment was terminated by us without cause or by the executive for good reason on September 24, 2016 following a change of control and payable as a lump sum.

(2)	Benefits and payments calculated assuming the executive’s employment was terminated voluntarily or by us for cause on September 24, 2016 and payable as a lump sum.

(3)	Benefits and payments calculated assuming the executive’s employment was terminated by us without cause or by the executive for good reason on September 24, 2016 and payable as a lump sum.

(4)	Assumes a change of control price of $38.45, which was the closing market price on NASDAQ of our common stock on September 23, 2016, the last trading day for our common stock in fiscal 2016. In the event of an executive’s death or disability, the value of the accelerated stock options, RSUs and PSUs would be as shown in column (b).

(5)	Under the terms of our DCP (see discussion below), employer contributions to the DCP are fully vested in the event of (1) the executive’s death, disability or a change of control or (2) the executive’s retirement after the attainment of certain age and/or service milestones.

(6)	Includes medical and dental benefits.

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Non-Qualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY	in Last FY	in Last FY	Distributions	Last FYE
Name	($)	($)(1)	($)	($)	($)(2)
Stephen P. MacMillan	2,036,058	437,500	276,130	—	4,318,509
Robert W. McMahon	120,644	250,000	60,705	—	638,194
Eric B. Compton	385,138	250,000	58,901	—	907,312
John M. Griffin	49,327	250,000	22,626	—	321,953
Peter J. Valenti	—	201,250	20,770	—	265,021

(1)	These contributions were determined and paid in November 2015 (fiscal 2016). These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

(2)	The following amounts of the reported aggregate balance were compensation for fiscal 2015 and are included in the “All Other Compensation” column of the Summary Compensation Table for that year: Mr. MacMillan, $250,000; Mr. McMahon, $150,000 and Mr. Compton, $175,000. Messrs. Griffin and Valenti joined the Company in fiscal 2015 and thus did not receive a contribution in that fiscal year.

Effective as of March 15, 2006, we adopted a Non-Qualified Deferred Compensation Plan (the “DCP”), to provide non-qualified retirement benefits to a select group of our senior management and highly compensated employees including the NEOs. The DCP was amended and restated on each of October 15, 2011, November 5, 2013 (effective as of October 15, 2013) and September 17, 2015. The DCP is a deferred compensation plan that permits our NEOs to contribute up to 75% of their annual base salary and 100% of their annual bonus to a supplemental retirement account. In addition, the Company retains the ability to make annual discretionary contributions to the DCP on behalf of participants. Each DCP contribution the Company makes on behalf of our NEOs is subject to a three-year vesting schedule, such that one-third of each contribution vests annually and each contribution is fully-vested three years after the contribution is made. In addition, Company contributions become fully vested upon (1) death, disability or a change of control, (2) retirement after the attainment of certain age and/or service milestones, or (3) as otherwise provided by the Compensation Committee in its sole discretion. Elective contributions made by the NEOs are 100% vested.

A separate DCP account is established for each NEO and each account is credited with earnings, if any, based on the performance of mutual funds in which the account is invested. The obligations under the DCP are our general unsecured obligations to pay money in the future. We established a rabbi-trust as a source of funds which can satisfy the obligations under the DCP. An NEO has no rights to any assets held by the rabbi-trust, except as general creditors. An NEO’s rights to any amounts credited to his DCP account may not be alienated, sold, transferred, assigned, pledged, attached or otherwise encumbered by the NEO, but may pass upon his death pursuant to a beneficiary designation in accordance with the terms of the DCP.

DCP benefits are paid in lump sum, or at the NEO’s election, in annual installments for a period of up to fifteen years. Distributions of DCP benefits will begin following the earlier of the NEO’s normal retirement date or a date-certain distribution date elected by the participant. In certain instances, the Internal Revenue Code of 1986, as amended, requires that distribution not be made to a NEO until six months after his separation from service. An NEO may also receive a distribution if he or she suffers an unforeseeable emergency in accordance with the Internal Revenue Code of 1986, as amended.

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DIRECTOR COMPENSATION

The Board of Directors has approved a compensation structure for non-employee directors consisting of an annual equity award, a cash retainer and, for some positions, a supplemental cash retainer. The annual compensation payable to each non-employee director equals $235,000 (not including any supplemental cash retainer). Our Lead Director also receives an additional annual equity grant valued at $60,000.

The Compensation Committee, in conjunction with the Board of Directors, periodically reviews compensation paid to non-employee directors and makes recommendations for adjustments, as appropriate. The Compensation Committee did not recommend, and the Board did not approve, any changes in cash compensation for fiscal 2016. In March 2016, however, the Board eliminated a fixed value $175,000 sign-on equity grant for new directors. A non-employee director who joins the Board after the date of an Annual Meeting receives a pro-rated annual equity grant based on the number of days served from appointment through the next Annual Meeting.

The Company reimburses all directors for reasonable travel expenses incurred in connection with Board and committee meetings. We also extend coverage to them under our directors’ and officers’ indemnity insurance policies. We do not provide any other benefits, including retirement benefits or perquisites, to our non-employee directors.

Cash Retainers

Board members. In fiscal 2016, each non-employee director received an annual cash retainer of $60,000, one-fourth of which is paid each quarter.

Committee members. Not including the Chairs, each member of the Audit and Finance Committee and the Compensation Committee receives a supplemental annual cash retainer of $10,000, one-fourth of which is paid each quarter. Not including the Chairs, each member of the Nominating and Corporate Governance Committee receives a supplemental annual cash retainer of $6,000, one-fourth of which is paid each quarter.

Committee Chairs. The Chair of each of the Audit and Finance Committee and the Compensation Committee receives a supplemental annual cash retainer of $20,000, one-fourth of which is paid each quarter. The Chair of the Nominating and Corporate Governance Committee receives a supplemental annual cash retainer of $12,000, one-fourth of which is paid each quarter.

Lead Director. The Lead Director does not receive a supplemental annual cash retainer, other than for service as a committee member or Chair. The Lead Director is compensated for his or her additional service as the Lead Director in the form of equity only.

Equity Awards

Board members. Each non-employee director receives an annual equity grant having a value of $175,000 (as determined under generally accepted accounting principles) on the date of the grant. Of this award, $87,500 consists of restricted stock units (“RSUs”) and $87,500 consists of options to purchase common stock of the Company. The RSUs and options are granted on the date of each Annual Meeting and vest on the date of the next year’s Annual Meeting, and the options have a term of ten years. A non-employee director who joins the Board after the date of an Annual Meeting receives a pro-rated grant based on the number of days served through the next Annual Meeting.

Lead Director. Our independent Lead Director receives, in addition to the annual board grant, an annual Lead Director grant having a value of $60,000 (as determined under generally accepted accounting principles). Of this award, $30,000 consists of RSUs and $30,000 consists of options to purchase common stock of the Company. The RSUs and options vest over a one-year period and the options have a term of ten years.

Beginning in fiscal 2016, the Compensation Committee approved awarding the annual equity grants on the date of the Annual Meeting of Stockholders following the election or re-election of directors. Each of our non-employee directors elected at our Annual Meeting in March 2016 received an annual equity grant. Two of our former directors, Messrs. Christodoro and Merksamer, forfeited this annual equity grant due to their resignation from the Board immediately after the 2016 Annual Meeting.

Stock Ownership Guidelines

We believe that stock ownership by our non-employee directors aligns the interests of our directors with the long-term interests of our stockholders. Accordingly, the Company has significant stock ownership guidelines in place. In June 2015, the Board of Directors strengthened these ownership guidelines by increasing them for non-employee directors from three times annual base cash retainer to five times annual base cash retainer. Each non-employee director is expected to meet this ownership guideline within five years of his or her election to the Board or June 2020, whichever is later. For purposes of meeting these guidelines, only the value of shares which are issued and outstanding, or restricted stock units which have vested but as to which settlement has been deferred, will be counted. All of our non-employee directors either currently meet our director stock ownership guidelines or we expect that they will meet the guidelines within five years of becoming a director. For information regarding the stock ownership guidelines applicable to our Chief Executive Officer and other executive officers, please see the Compensation Discussion and Analysis section titled “Executive Stock Ownership Guidelines.”

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The following table sets forth the compensation paid to our non-employee directors for service on our Board during the fiscal year ended September 24, 2016. Ms. Wendell is not listed as she joined our Board in fiscal 2017. Compensation for Stephen P. MacMillan, our Chairman, President and Chief Executive Officer, is set forth in the Summary Compensation Table on page 38. Mr. MacMillan does not receive any additional compensation for his service as a director.

2016 DIRECTOR COMPENSATION TABLE

	Fees Earned	Stock		Option
	or Paid in Cash	Awards		Awards		Total
Name	($)	($)(1)		($)(1)		($)
Jonathan Christodoro*	36,000	87,469	(2)	87,492	(2)	210,961
Christopher J. Coughlin	35,000	87,469		87,492		209,961
Sally W. Crawford	85,000	87,469		87,492		259,961
Scott T. Garrett	74,000	87,469		87,492		248,961
David LaVance, Jr.*	38,000	—	(3)	—	(3)	38,000
Nancy L. Leaming	85,000	87,469		87,492		259,961
Lawrence M. Levy	72,000	87,469		87,492		246,961
Samuel Merksamer*	38,000	87,469	(2)	87,492	(2)	212,961
Christiana Stamoulis	73,000	87,469		87,492		247,961
Elaine S. Ullian	82,000	117,490		117,491		316,981
Wayne Wilson*	40,000	—	(3)	—	(3)	40,000

*	Served as a director for a portion of fiscal 2016. As of fiscal year end, this director did not have any Stock Awards or Option Awards outstanding.

(1)	The value of Stock Awards and Option Awards represents the grant date fair value of such award. The fair value of Stock Awards, which are RSUs, is based on the closing price of our common stock on the grant date. The fair value of Option Awards, which are stock options, is determined by use of a binomial lattice model. For a detailed description of the assumptions used to calculate the grant date fair value of stock options, see Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 24, 2016.

(2)	These awards were forfeited due to the resignation of this individual from our Board in March 2016, just after grant.

(3)	As this individual did not stand for re-election at our March 2016 Annual Meeting, he did not receive the annual equity award granted to directors in March 2016 after election or re-election to our Board.

The following table sets forth the aggregate number of Stock Awards and Option Awards (representing unexercised option awards, both exercisable and unexercisable, and unvested RSUs) held at September 24, 2016 by each person then serving as a director.

	Number of Units of	Number of Shares
	Stock that have not	Subject to Option
	Vested	Awards Held
Name	(#)	(#)
Christopher J. Coughlin	2,427	7,402
Sally W. Crawford	2,427	165,924
Scott T. Garrett	2,427	51,791
Nancy L. Leaming	2,427	128,115
Lawrence W. Levy	2,427	165,924
Christiana Stamoulis	2,427	84,117
Elaine S. Ullian	3,260	169,571

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Proposal No. 2	Non-Binding Advisory Vote to Approve Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as the provisions of Section 14A of the Exchange Act, require that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Our Board has determined to provide our stockholders this opportunity on an annual basis, although we are asking stockholders to express their preference with regards to the frequency of future votes (see Proposal No. 3).

As described in the Compensation Discussion and Analysis (the “CD&A”), our executive compensation philosophy is to provide appropriate competitive compensation opportunities to our executives with actual pay outcomes heavily influenced by the achievement of Company performance targets and individual performance objectives (in other words, “pay for performance”) in support of our business strategy and creation of long-term stockholder value. The Company’s relatively new management team has been embracing a performance culture and driving growth of the business. In fiscal 2016, despite the negative impact of foreign exchange, the Company delivered strong operating performance, with revenue increasing 4.7% and earnings per share increasing 158%.

Each year, we take into account the result of the “say-on-pay” vote cast by our stockholders. At our 2016 Annual Meeting, we saw a slight increase in support from 2015. Our Compensation Committee continually evaluates the design and direction of our compensation structure. Previously, in response to stockholder feedback, we introduced performance stock units (“PSUs”) tied to return on invested capital (“ROIC”) as a significant component of long-term equity awards. In our discussions with stockholders in connection with last year’s Annual Meeting, as well as our continued stockholder outreach later in the year, there was strong support for this structure. We believe these PSUs with ROIC measures are a major step forward and a direct reflection of stockholder feedback. Accordingly, the Compensation Committee continued to use ROIC as a performance metric and granted PSUs tied to ROIC as a significant component of the fiscal 2016 long-term equity awards.

Stockholders are urged to read our CD&A, beginning on page 21, and the section entitled “Executive Compensation Tables” beginning on page 38 for additional details about our executive compensation programs, including information about the fiscal 2016 compensation of our NEOs.

We are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to express your views on our NEOs’ compensation. This vote is not intended to address any specific element of our compensation programs, but rather to address our overall approach to the compensation of our NEOs described in this proxy statement. To that end, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that stockholders of Hologic, Inc., hereby approve the compensation paid to the Company’s named executive officers, as described in this proxy statement under the “Compensation Discussion and Analysis” section, the “Executive Compensation Tables” section and other narrative disclosure contained therein, pursuant to the SEC’s compensation disclosure rules.

Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee or our Board. However, the Company values the opinions expressed by stockholders in their vote on this proposal and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on this proposal at the Annual Meeting. Abstentions and broker “non-votes” will not have any effect on the proposal to approve executive compensation as disclosed in this proxy statement.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the approval of this resolution. Management proxy holders will vote all duly submitted proxies FOR approval unless instructed otherwise.

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Proposal No. 3	Non-Binding Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation

In addition to providing stockholders with the opportunity to cast an advisory vote to approve executive compensation, Section 14A of the Exchange Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, and as described in Proposal No. 2 included on page 46 of this proxy statement. By voting on this Proposal No. 3, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

After consideration of this proposal, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore, our Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their input on our compensation of named executive officers as disclosed in the proxy statement every year. We understand that our stockholders may have different views as to the best approach for the Company, and we look forward to hearing from our stockholders on this proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or you may abstain from voting when you vote in response to this proposal. Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee or our Board. However, the Company values the opinions expressed by stockholders in their vote on this proposal, and the Compensation Committee will review the voting results and take into account stockholders’ views in determining the frequency of future advisory votes to approve executive compensation.

Vote Required

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. Abstentions and broker “non-votes” will not have any effect on the proposal regarding the frequency of an advisory vote on executive compensation.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” conducting annual advisory votes to approve executive compensation. Management proxy holders will vote all duly submitted proxies FOR conducting annual advisory votes unless instructed otherwise.

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Proposal No. 4	Approve an Amendment to the Company’s Bylaws to Implement Majority Voting in Uncontested Director Elections

The Board of Directors proposes and recommends that stockholders approve an amendment to our Bylaws to provide for the election of directors by an affirmative vote of the majority of the votes cast in uncontested director elections. Our Bylaws currently provide for the election of directors by a plurality of votes cast.

Background of the Proposal

The Company’s directors are currently elected pursuant to a “plurality voting” standard, under which director nominees who receive the greatest number of votes cast in favor of their election at the annual meeting of stockholders are elected to the Board, up to the maximum number of directorships to be filled at that meeting. This means that, currently, a nominee may be elected to the Board whether or not the votes cast in favor of his or her election constituted a majority of votes cast. However, our Bylaws do require that in an uncontested election of directors, where the number of director nominees is equal to or less than the number of directors to be elected at the meeting, any nominee for director who receives a greater number of votes “withheld” than votes “for” in such election must promptly tender his or her resignation to our Board, which will consider whether to accept the resignation. The plurality voting standard is the default voting standard for the election of directors under the General Corporation Law of the State of Delaware, where the Company is incorporated.

In recent years, many public companies have eliminated plurality voting in uncontested elections, and adopted a “majority voting” standard, under which the number of votes cast “for” the election of a nominee must exceed the number of votes cast “against” the election of the nominee in order for that nominee to be elected to the Board of Directors. Under a majority voting standard, abstentions and broker non-votes are not counted as votes cast either “for” or “against” a director’s election and thus have no effect in determining whether the requisite vote had been obtained. The plurality voting standard continues to apply in contested elections, where the number of nominees exceeds the number of directorships up for election.

The Company is committed to good corporate governance. Consistent with this commitment, and after consideration of this issue, the Board has determined that the implementation of a majority voting standard in uncontested elections is in the best interests of the Company and its stockholders. Therefore, the Board proposes and recommends that the stockholders vote to approve the proposed amendment to Section 1.7 of our Bylaws to implement majority voting in uncontested director elections.

Effect of the Amendment

If this proposal is approved by the requisite vote of stockholders, Section 1.7 of our Bylaws will be amended to provide that in uncontested elections, directors shall be elected by a majority of the votes cast. In the event of a contested director election, directors would continue to be elected by a plurality of the votes cast.

Further, if a director nominee fails to receive the required number of votes for election in an uncontested director election (in other words, the director nominee receives more votes cast “against” his or her election than “for” his or her election), such director shall offer to tender his or her resignation to the Board. Similar to the resignation provisions in our current Bylaws, the Nominating and Corporate Governance Committee will then make a recommendation to the Board of Directors on whether to accept or reject such resignation, or whether other action should be taken. The Board of Directors will consider the Nominating and Corporate Governance Committee’s recommendation in determining the appropriate course of action. The Board of Directors will publicly disclose its decision whether to accept such director’s resignation and, if such resignation is rejected, the rationale behind the decision, within 90 days from the date of the certification of the election results.

If this proposal is not approved by the requisite vote of stockholders, our Bylaws will remain unchanged.

The discussion above is qualified in its entirety by reference to the full text of Section 1.7 of our Bylaws marked to show all proposed changes (additions are underlined and deletions are struck through), which is attached hereto as Annex A - Proposed Bylaw Amendment.

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Vote Required

Approval of this proposal requires the affirmative vote of at least a majority of the outstanding shares of Hologic common stock entitled to vote on the proposal. As a result, an abstention from voting or a broker non-vote on this proposal will have the effect of a vote against this proposal.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the amendment to Hologic’s Bylaws to implement majority voting in uncontested director elections. Management proxy holders will vote all duly submitted proxies FOR approval unless instructed otherwise.

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Proposal No. 5	Ratification of Independent Registered Public Accounting Firm Appointment

The Audit and Finance Committee has appointed Ernst & Young LLP (“Ernst & Young”), an independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending September 30, 2017, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit and Finance Committee, require the Audit and Finance Committee to engage, retain, and supervise the Company’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Ernst & Young for ratification by stockholders as a matter of good corporate practice.

Ernst & Young has continuously served as our independent registered public accounting firm since June 24, 2002. A representative of Ernst & Young will be available during the meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of shares present, in person or represented by proxy, and voting on this proposal at the Annual Meeting is required to ratify the appointment of Ernst & Young. Abstentions and broker “non-votes” will not have any effect on the proposal to ratify the appointment of Ernst & Young. If the stockholders do not ratify the selection of Ernst & Young, the Audit and Finance Committee will review the Company’s relationship with Ernst & Young and take such action as it deems appropriate, which may include continuing to retain Ernst & Young as the Company’s independent registered public accounting firm.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young. Management proxy holders will vote all duly submitted proxies FOR ratification unless instructed otherwise.

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Independent Registered Public Accounting Firm Fees

The following is a summary of the fees billed to us by Ernst & Young for professional services rendered for the fiscal years ended September 24, 2016 and September 26, 2015:

Fee Category	Fiscal 2016 Fees	Fiscal 2015 Fees
Audit Fees	$3,964,000	$4,300,000
Audit-Related Fees	$—	$—
Tax Fees	$3,039,600	$3,540,500
All Other Fees	$2,800	$2,800
TOTAL FEES	$7,006,400	$7,843,300

Audit Fees. Consists of aggregate fees billed for professional services rendered in connection with the audit of our consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting, reviews of the interim consolidated financial statements included in our quarterly reports, international statutory audits and regulatory filings, consents and other services related to SEC filings, and accounting consultations that relate to the audited financial statements and are necessary to comply with U.S. generally accepted accounting principles.

Audit-Related Fees. Consists of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees. Consists of aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. In fiscal 2016 and 2015, these services included assistance regarding federal, state and international tax preparation, planning, and consultation. Both years included services related to the Company’s consolidation of legal entities and analyzing the related tax attributes, providing assistance related to the Company’s analysis of certain aspects of its supply chain to structure it more efficiently, and general consultation and assistance with tax audits. Fiscal 2016 and Fiscal 2015 tax compliance fees aggregated $581,600 and $651,900, respectively.

All Other Fees. Fiscal 2016 and 2015 fees includes the license of technical accounting software.

During fiscal 2016 and 2015, there were no other fees for any services not included in the above categories.

The Audit and Finance Committee considers whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm, and has determined such services for fiscal 2016 and 2015 were compatible.

Audit and Finance Committee Policy on Pre-Approval of Services

The Audit and Finance Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit and Finance Committee has delegated authority to the Chair of the Audit and Finance Committee to pre-approve services up to a designated amount. A summary of any new services pre-approved by the Chair is reported to the full Audit and Finance Committee in connection with its next scheduled meeting.

The Audit and Finance Committee meets with representatives of Ernst & Young periodically, but no less than quarterly throughout the year. The Audit and Finance Committee reviews audit, non-audit and tax services rendered by and the performance of Ernst & Young, as well as fees charged by Ernst & Young for such services. In engaging Ernst & Young for the services described above, the Audit and Finance Committee considered whether the provision of such services is compatible with maintaining Ernst & Young’s independence.

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Audit and Finance Committee Report

Pursuant to authority delegated by the Board of Directors of Hologic, Inc., the Audit and Finance Committee is responsible for assisting the Board in its oversight of the integrity of the Company’s consolidated financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, and the Company’s internal financial and accounting controls.

Management is responsible for the Company’s financial reporting process, including the responsibility to maintain and evaluate the effectiveness of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The Audit and Finance Committee’s responsibility is to oversee and review these processes. The Audit and Finance Committee is not, however, engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or GAAP or as to the independence of the independent registered public accounting firm. The Audit and Finance Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm. The Audit and Finance Committee’s responsibilities are described in a written charter. A copy of the Audit and Finance Committee’s current charter is publicly available on our website at investors.hologic.com.

All members of the Audit and Finance Committee are independent directors as defined by NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Audit and Finance Committee met nine (9) times during fiscal 2016. The meetings were designed, among other things, to facilitate and encourage communication among the Audit and Finance Committee, management, the internal audit function and the Company’s independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”). The Audit and Finance Committee discussed with Ernst & Young the overall scope and plans for its audits and the Committee regularly met with Ernst & Young without the presence of management. Ernst & Young has unrestricted access to the Audit and Finance Committee.

The Audit and Finance Committee reviewed and discussed with management and Ernst & Young the Company’s audited financial statements for the fiscal year ended September 24, 2016, the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s audit of internal control over financial reporting. The Audit and Finance Committee also discussed with Ernst & Young the matters required to be discussed by Auditing Standard (AS) 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit and Finance Committee also received and reviewed the written disclosure and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit and Finance Committee concerning independence, including relevant considerations of non-audit services and fees, and the Audit and Finance Committee discussed with Ernst & Young its independence from the Company.

Based on the review and discussions described above, and subject to the limitations on the Audit and Finance Committee’s role and responsibilities referred to above and in its charter, the Audit and Finance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 24, 2016. The Audit and Finance Committee has also approved the selection of Ernst & Young as our independent registered public accounting firm for the fiscal year ending September 30, 2017.

Respectfully Submitted by the
Audit and Finance Committee

Nancy L. Leaming, Former Chair
Christopher J. Coughlin
Christiana Stamoulis

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as January 9, 2017 by: (1) each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock; (2) each of our NEOs named in the Summary Compensation Table on page 38; (3) each of our directors or nominees for director; and (4) all of our directors, nominees for director and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Ownership(1)	Percentage of Class(2)
Greater than 5% Beneficial Owners
T. Rowe Price Associates, Inc.(3) 100 E. Pratt St. Baltimore, MD 21202	43,383,414	15.5%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	27,965,056	10.0%
Capital Research Global Investors(5) 333 South Hope Street Los Angeles, CA 90071	25,889,985	9.3%
BlackRock, Inc.(6) 55 East 52nd Street New York, NY 10055	19,764,033	7.1%
Named Executive Officers
Stephen P. MacMillan(7)	1,005,629	*
Robert W. McMahon(7)	76,175	*
Eric B. Compton(7)	57,224	*
John M. Griffin(7)	19,390	*
Peter J. Valenti, III(7)	15,673	*
Non-Employee Directors
Christopher J. Coughlin(7)	12,829	*
Sally W. Crawford(7)	278,627	*
Scott T. Garrett(7)	67,580	*
Nancy L. Leaming(7)	171,075	*
Lawrence W. Levy(7)	187,387	*
Christiana Stamoulis(7)	114,544	*
Elaine S. Ullian(7)	166,646	*
Amy M. Wendell(7)	1,985	*
All directors, nominees for director and executive officers as a group (19)(8)	2,202,733	*

*	Less than one percent of the outstanding shares of our common stock
(1)	The persons named in the table have, to our knowledge, sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.
(2)	Applicable percentage ownership as of January 9, 2017 is based upon 279,243,945 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to shares. Shares of our common stock subject to options currently exercisable or exercisable within 60 days after January 9, 2017 and RSUs that vest within 60 days after January 9, 2017 are deemed outstanding for computing the percentage ownership of the person holding such options and RSUs, but are not deemed outstanding for computing the percentage ownership of any other person.
(3)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. on January 10, 2017. The Schedule 13G/A indicates that, as of December 31, 2016, T. Rowe Price Associates, Inc. had sole voting power over 12,623,536 shares and sole dispositive power over 43,323,814 shares.
(4)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by The Vanguard Group on October 11, 2016. The Schedule 13G/A indicates that, as of September 30, 2016, The Vanguard Group had, sole voting power over 500,982 shares, shared voting power over 48,611, sole dispositive power over 27,430,731 shares and shared dispositive power over 534,325 shares.
(5)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by Capital Research Global Investors on February 16, 2016. The Schedule 13G/A indicates that, as of December 31, 2015, Capital Research Global Investors had sole voting and dispositive power over 25,889,985 shares.
(6)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 10, 2016. The Schedule 13G/A indicates that, as of December 31, 2015, BlackRock, Inc. had sole voting power over 18,110,787 shares and sole dispositive power over 19,764,033 shares.

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(7)	Includes the following options currently exercisable or exercisable within 60 days after January 9, 2017 (column a); and RSUs vesting within 60 days after January 9, 2017 (column b). Does not include the following PSUs/RSUs which have vested or will vest within 60 days of January 9, 2017, but as to which settlement has been deferred (column c):

	(a) Options	(b) RSUs	(c) Deferred Equity
Stephen P. MacMillan	629,315	—	588,418
Robert W. McMahon	58,467	718	—
Eric B. Compton	44,969	1,197	3,636
John M. Griffin	15,537	2,375	2,502
Peter J. Valenti, III	13,164	—	2,085
Christopher J. Coughlin	7,402	2,427	—
Sally W. Crawford	145,924	2,427	—
Scott T. Garrett	51,791	—	2,427
Nancy L. Leaming	118,115	2,427	—
Lawrence W. Levy	165,924	—	2,427
Christiana Stamoulis	84,117	2,427	—
Elaine S. Ullian	139,271	—	3,260
Amy M. Wendell	1,500	485	—

(8)	Includes, for one executive officer not specifically named in the table, an aggregate of 21,629 common shares issuable upon the exercise of options presently exercisable or exercisable within 60 days of January 9, 2017.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. As a matter of practice, our administrative staff assists our officers and directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on our review of the copies of such forms we have received, as well as information provided and representations made by the reporting persons, we believe that all required Section 16(a) filing requirements were met with respect to the period ended September 24, 2016.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Policies and Procedures Regarding Transactions with Related Persons. As provided in the charter of our Audit and Finance Committee, the Audit and Finance Committee reviews and approves related-party transactions (unless such review and approval has been delegated to another committee consisting solely of disinterested independent directors). The non-exclusivity of this delegation provides the Board with flexibility to address the particular circumstances of any related-party transaction. For example, certain related-party transactions involving compensation are approved by the Compensation Committee. Additionally, if one or more members of the Audit and Finance Committee are otherwise conflicted, or for any other reason, the Board reserves the right to establish a separate committee of disinterested independent directors to review a particular transaction. Regardless of the deliberative body of disinterested independent directors reviewing a related-party transaction, the standard applied in reviewing such transaction is whether the transaction is on terms no less favorable to the Company than terms generally available from an unaffiliated third party under the same or similar circumstances. The Board generally considers related-party transactions to be those transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K.

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GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Why am I receiving these materials?

Hologic, Inc. (“we,” “Hologic” or the “Company”) is making this proxy statement and other Annual Meeting materials available to you on the internet or, upon your request, sending printed versions of these materials to you by mail because the Board of Directors of the Company is soliciting your proxy to vote at our Annual Meeting of Stockholders to be held on March 8, 2017 at 8:00 a.m., Eastern Time, at our offices, 250 Campus Drive, Marlborough, MA 01752, and at any adjournment(s) or postponement(s) thereof. The mailing address of the principal executive office of the Company is 250 Campus Drive, Marlborough, MA 01752. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote upon matters that are summarized in the formal meeting notice. The proxy statement contains important information for you to consider when deciding how to vote on the matters before the meeting. Please read it carefully.

Who can vote?

Our Board of Directors has fixed the close of business on January 9, 2017 as the record date (the “Record Date”). Accordingly, only holders of record of our common stock, $0.01 par value per share, as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. As of the Record Date, an aggregate of 279,243,945 shares of our common stock were issued and outstanding, held by 1,137 holders of record. The holders of our common stock are entitled to one vote per share on any proposal presented at the Annual Meeting.

What items am I voting on?

Stockholders will vote on the following items at the Annual Meeting:

1.	The proposed election of the eight (8) nominees identified in the accompanying proxy statement to serve as directors for the ensuing year (Proposal No. 1);

2.	A non-binding advisory resolution to approve our executive compensation (Proposal No. 2);

3.	A non-binding advisory vote on the frequency of future advisory votes to approve executive compensation (Proposal No. 3);

4.	An amendment to the Company’s Bylaws to implement majority voting in uncontested director elections (Proposal No. 4);

5.	Proposed ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2017 (Proposal No. 5); and

6.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

What are the voting recommendations of the Board of Directors?

Our Board of Directors recommends that you vote your shares:

•	“FOR” each of the nominees for director (Proposal No. 1);

•	“FOR” the approval of the non-binding advisory resolution approving the Company’s executive compensation (Proposal No. 2);

•	“FOR” conducting annual advisory votes to approve executive compensation (Proposal No. 3);

•	“FOR” the approval of an amendment to the Company’s Bylaws to implement majority voting in uncontested director elections; (Proposal No. 4); and

•	“FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for fiscal 2017 (Proposal No. 5).

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How do I vote my shares?

You may vote in person or by proxy. Your execution of a proxy will not in any way affect your right to attend the Annual Meeting and vote in person. If you are a stockholder of record (that is, if you hold shares that are directly registered in your own name), there are four ways to vote:

•	In Person. You may vote in person at the Annual Meeting. We will provide you with a ballot when you arrive. Stockholders who plan to attend the meeting must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.

•	Via the internet. You may vote by proxy via the internet by following the instructions provided in the Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials (the “Notice”).

•	By Telephone. If you requested printed copies of proxy materials by mail, you may vote by proxy via telephone by calling the toll free number found on the proxy card.

•	By Mail. If you requested printed copies of proxy materials by mail, you may vote by proxy via mail by filling out the proxy card (you must be sure to complete, sign and date the proxy card) and returning it in the envelope provided.

If your shares are held in the name of a bank, broker or other holder of record, which is known as being held in “street name,” you will receive separate voting instructions with your proxy materials. If you hold your shares in street name, your ability to vote by internet or by telephone depends on the voting process of the bank, broker or other holder of record that holds your shares. Although most banks, brokers and other holders of record also offer internet and telephone voting, availability and specific procedures will depend on their voting arrangements. Please follow their directions carefully. If you want to vote shares that you hold in street name at the Annual Meeting, you must request a legal proxy from the bank, broker, or other holder of record that holds your shares and present that proxy, along with valid photo identification and sufficient proof of share ownership as of the record date, at the meeting. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by: (1) filing with our Corporate Secretary a written notice of revocation, (2) executing a later dated proxy relating to the same shares and delivering it to our Corporate Secretary or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

If your shares are held in street name, you should contact your bank, broker or other nominee to revoke your proxy or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares at the Annual Meeting, you may change your vote by attending the Annual Meeting and voting in person. Any written notice of revocation or subsequent proxy should be sent to the attention of our Corporate Secretary, Hologic, Inc., 250 Campus Drive, Marlborough, MA 01752, at or before the final vote at the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

A majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting must be present in person or by proxy to hold the Annual Meeting and conduct business. This is called a quorum. Votes withheld, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Shares voted in the manner described above will be counted as present at the Annual Meeting. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

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What vote is required to approve each proposal and how are votes counted?

Election of directors (Proposal No. 1) will be determined by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not have any effect on this proposal. Accordingly, the nominees receiving the highest number of “for” votes at the Annual Meeting will be elected as directors. However, in accordance with our Bylaws, if, in an uncontested election, any nominee for director receives a greater number of votes “withheld” than votes “for”, such director must promptly tender his or her resignation to our Board of Directors, which will consider whether to accept the resignation. This is an uncontested election of directors because the number of nominees for director does not exceed the number of directors to be elected. If any nominee for director in this election receives a greater number of votes “withheld” than votes “for”, then within 90 days after the certification of the election results, the remaining members of our Board of Directors shall, through a process managed by the Nominating and Corporate Governance Committee and excluding the director nominee in question, determine whether to accept such resignation. The determination of the Board of Directors will be publicly disclosed by press release and the filing of appropriate disclosure with the SEC.

Approval of Proposals No. 2, No. 3 and No. 5 requires the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on each such matter at the Annual Meeting. Approval of Proposal No. 4 requires the affirmative vote of at least a majority of shares outstanding and entitled to vote on the proposal.

Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are disregarded for purposes of determining whether any of the proposals, other than Proposal No. 4, have been approved.

Banks, brokers, or other holders of record may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received instructions from their customer. A broker “non-vote” occurs when a bank, broker, or other holder of record has not received voting instructions from a customer and cannot vote the customer’s shares because the matter is not considered routine.

One of the proposals before the Annual Meeting this year is deemed a “routine” matter, namely the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for fiscal 2017 (Proposal No. 5), which means that if your shares are held in street name your bank, broker, or other nominee can vote your shares on that proposal if you do not provide timely instructions for voting your shares. The election of directors (Proposal No. 1), the non-binding advisory vote to approve executive compensation (Proposal No. 2), the non-binding advisory vote to approve the frequency of future advisory votes to approve executive compensation (Proposal No. 3), and the amendment to the Company’s Bylaws (Proposal No. 4) are not considered “routine” matters. As a result, if you do not instruct your bank, broker or nominee how to vote with respect to those matters, your bank, broker or nominee may not vote on those proposals and a broker “non-vote” will occur.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters to be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your proxy authorizes us to vote, or otherwise act in accordance with the best judgment and discretion of the persons named as proxies below.

How are proxies voted?

The persons named as the proxies, Stephen P. MacMillan, Robert W. McMahon and John M. Griffin, were selected by our Board of Directors. Mr. MacMillan is a director and officer of Hologic, and Messrs. McMahon and Griffin are officers of Hologic. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. When giving your proxy, you may withhold authority to vote for any individual nominee for director by writing that nominee’s name in the space provided on the proxy card.

Your proxy will be voted in accordance with your instructions. If you submit your proxy card without specifying your voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors listed above for all matters presented in this proxy statement.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in our Current Report on Form 8-K, which we are required to file with the SEC within four business days following the Annual Meeting.

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Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

Under rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies of those materials to each stockholder. On or about January 20, 2017, we will mail to our stockholders of record as of January 9, 2017 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K. All stockholders will have the ability to access our proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access our proxy materials on the internet or to request printed versions are provided in the Notice. The Notice also instructs you on how to access your proxy card to vote through the internet or by telephone. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email until you elect otherwise. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise.

How do I receive a paper copy of the materials?

If you prefer to receive paper copies of the proxy materials, you can still do so. You may request a paper copy by following the instructions provided in the Notice. The Notice also provides you with instructions on how to request paper copies of the proxy materials on an ongoing basis. There is no charge to receive the materials by mail. You may request printed copies of the materials until one year after the date of the Annual Meeting.

Who is paying for the cost of this proxy solicitation?

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, certain of our directors, officers, employees and other agents, without additional remuneration, may solicit proxies in person or by telephone or email. We may elect to engage outside professionals to assist us in the distribution and solicitation of proxies at a fee to be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and we will reimburse them for their reasonable out-of-pocket costs. Solicitation may also be made of some stockholders in person or by mail, telephone or email following the original solicitation.

Additionally, we have retained Alliance Advisors LLC to assist us in the solicitation and distribution of proxies for the Annual Meeting. The estimated cost of such services is $17,000, plus out-of-pocket expenses. Stockholders with questions or that need assistance in voting their shares may contact Alliance toll-free at (855) 973-0093.

Trademark Notice

Hologic, Genius, 3D MAMMOGRAPHY, ThinPrep, NovaSure, Affirm, Aptima, Panther, and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries. All other trademarks are the property of their respective owners.

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STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

Deadline for Submission of Stockholder Proposals and Recommendations for Director

Stockholder proposals for inclusion in our proxy materials for the 2018 Annual Meeting of Stockholders must be received by us no later than September 22, 2017. These proposals must also meet the other requirements of the rules of the SEC and our Bylaws.

Our Bylaws establish an advance notice procedure with regard to proposals that stockholders otherwise desire to introduce at our Annual Meeting without inclusion in our proxy statement for that meeting. Written notice of such stockholder proposals for our Annual Meeting of Stockholders in 2018 must be received by our Corporate Secretary and with respect to proposals for the nomination of directors should be received by our Nominating and Corporate Governance Committee at 250 Campus Drive, Marlborough, MA 01752 not later than December 8, 2017 and must not have been received earlier than November 8, 2017 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such matters. The matters proposed to be brought before the meeting also must be proper matters for stockholder action. If a stockholder who wishes to present such a proposal fails to notify us within this timeframe, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the SEC.

Pursuant to our Bylaws, the notice must set forth: (a) for each nominee (i) information as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) written consent to be named in the proxy statement and serve as director if so elected; (b) a brief description of any proposed business including (i) the text of such proposal and any accompanying resolutions, (ii) the reasons for conducting such business at the meeting, and (iii) any material interest held by the proposing stockholder or any beneficial owner on whose behalf the proposal is made; (c) proposing stockholder and/or beneficial owner information including (i) name and address, (ii) the class and number of shares of capital stock held, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal with any of their affiliates or associates, and any others acting in concert with the foregoing, including in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding with respect to shares of our stock entered into by the date of such notice for the purposes of loss mitigation, risk management or derivation of benefit from share price changes and/or redistribution of voting power, (v) a representation that they are the holder of record, are entitled to vote, and intend to appear in person or by proxy and propose such business or nomination, (vi) a representation of intention to either deliver proxy statements to holders of the necessary percentage of shares or to solicit proxies or votes in support of the proposal, and (vii) any other information relating to such stockholder and/or beneficial owner required to be disclosed in filings made in connection with solicitation of proxies pursuant to the Exchange Act. The stockholder can alternatively satisfy the notice requirement by submitting proposals in compliance with SEC requirements and inclusion of such proposal within a proxy statement prepared by us. Compliance with our Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business to the Annual Meeting (other than matters properly brought in compliance with the rules of the Exchange Act).

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INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the proxy statement entitled “Compensation Committee Report” and “Audit and Finance Committee Report” shall not be deemed to be so incorporated, unless specifically provided in any such filing.

FINANCIAL MATTERS AND FORM 10-K REPORT

WE WILL PROVIDE EACH BENEFICIAL OWNER OF OUR SECURITIES WITH A COPY OF OUR ANNUAL REPORT ON FORM 10- K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR OUR MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO INVESTOR RELATIONS, HOLOGIC, INC., 250 CAMPUS DRIVE, MARLBOROUGH, MA 01752. ALTERNATIVELY, A BENEFICIAL OWNER MAY ACCESS THE COMPANY’S ANNUAL REPORT ON FORM 10-K ON THE COMPANY’S WEBSITE AT investors.hologic.com.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 8, 2017: The Proxy Statement, the Hologic Annual Report on Form 10-K for the fiscal year ended September 24, 2016 and the Proxy Card are available at www.proxyvote.com.

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Annex A	Proposed Bylaw Amendment

Section 1.7	Action at Meeting

Except as otherwise expressly provided by the Certificate of Incorporation or these bylaws, w~~W~~hen a quorum is present at any meeting of stockholders, each director shall be elected by the vote of the majority of the votes cast with respect to the director’s election. ~~a plurality of the votes properly cast for election of directors shall be sufficient to elect.~~ Notwithstanding the foregoing, in a~~n Un c~~Contested Election (as defined below), any nominee for director shall be elected by a plurality of the votes cast. For the purposes of this Section 1.7, “a majority of the votes cast” means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as votes cast either “for” or “against” that director’s election or other proposal). Any incumbent director nominee who fails to receive a majority of the votes cast in an election that is not a Contested Election ~~who receives a greater number of votes “withheld” from his or her election than votes “for” such election~~ shall promptly tender his or her resignation to the board of directors with such resignation expressly stating that it is contingent upon the acceptance of the resignation by the board of directors in accordance with the provisions of this Section 1.7. The nominating and corporate governance committee of the board of directors, or such other committee designated by the board of directors pursuant to these bylaws, shall recommend to the board of directors whether to accept or reject the tendered resignation, or whether other action should be taken. The board of directors shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose ~~(by a press release and filing an appropriate disclosure with the Securities and Exchange Commission)~~ its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision, within ninety (90) days following certification of the election results. The committee in making its recommendation, and the board of directors in making its decision, each may consider any factors and other information that they consider appropriate and relevant. The director who has tendered his or her resignation pursuant to this Section 1.7 shall not participate in the committee’s or the board of directors’ deliberations or decision with respect to the tendered resignation. If the board of directors accepts a director’s resignation pursuant to this Section 1.7, then the board of directors may fill the resulting vacancy pursuant to Section 2.5. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

For purposes of this Section 1.7, a~~n~~ “~~Unc~~Contested Election” means an election at a meeting where, as of the tenth (10th) day preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders of the corporation, the number of nominees ~~is equal to or less than~~exceeds the number of directors to be elected at the meeting.

When a quorum is present at any meeting of stockholders, a majority of the votes properly cast upon any question other than the election of directors shall decide such question, except where a larger vote is required by law, the Certificate of Incorporation or these bylaws. ~~For the avoidance of doubt, an abstention shall not be considered as a vote cast upon such a question.~~

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HOLOGIC

HOLOGIC, INC.
250 CAMPUS DRIVE
MARLBOROUGH, MA 01752

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E15836-P84830 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOLOGIC, INC.

The Board of Directors recommends you vote FOR all the listed nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Christopher J. Coughlin
02) Sally W. Crawford
03) Scott T. Garrett
04) Lawrence M. Levy
05) Stephen P. MacMillan
06) Christiana Stamoulis
07) Elaine S. Ullian
08) Amy M. Wendell

The Board of Directors recommends you vote FOR proposal 2:

	For	Against	Abstain
2. A non-binding advisory resolution to approve executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
3. To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4 and 5:

NOTE: Such other business as may properly come before the meeting or any adjournments thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E15837-P84830

HOLOGIC, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
March 8, 2017

The undersigned stockholder of HOLOGIC, INC., a Delaware corporation (the "Company"), hereby appoints Stephen P. MacMillan, Robert W. McMahon and John M. Griffin, each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 250 Campus Drive, Marlborough, Massachusetts 01752 on March 8, 2017 at 8:00 a.m., Eastern Time, and at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement. All previous proxies are hereby revoked.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED "FOR" PROPOSALS 1, 2, 4, AND 5, FOR "1 YEAR" ON PROPOSAL 3, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS.

Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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